UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Mattel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual Meeting of Stockholders

Manhattan Beach Marriott

1400 Parkview Avenue

Manhattan Beach, California

May 19, 2005

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of Mattel, Inc., will be held on Thursday, May 19, 2005, at 10:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266. The following items of business are to be considered and acted on at the Annual Meeting:

1.	Election of ten directors.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2005.

3.	Approval of the Mattel, Inc. 2005 Equity Compensation Plan.

4.	A stockholder proposal regarding “golden parachute vote provision.”

5.	A stockholder proposal regarding certain reports by the Board of Directors.

6.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Each of the above items of business is described in more detail in the Proxy Statement accompanying this Notice. The Board of Directors recommends a vote FOR each of the ten nominees for director named in the accompanying Proxy Statement, a vote FOR the proposals described above in items 2 and 3 and a vote AGAINST the proposals described above in items 4 and 5.

If you were a holder of record of Mattel common stock at the close of business on March 23, 2005, you are entitled to notice of and to vote at the Annual Meeting.

A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel’s offices at 333 Continental Boulevard, El Segundo, California 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Manhattan Beach Marriott is accessible to those who require special assistance. If you require special assistance, please call the Marriott at (310) 546-7511.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

April 13, 2005

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please check the appropriate box on the proxy card and bring with you the items that are required pursuant to Mattel’s admission policy for the Annual Meeting. A description of the admission policy can be found in the Proxy Statement under the heading “General Information—Admission Policy for Annual Meeting.” The admission policy is also printed on the Admission Ticket, which is enclosed with the Proxy Statement.

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote in person or by proxy at the Annual Meeting or you may submit a proxy by mail, by telephone or via the Internet. If you wish to submit a proxy by mail, please complete, date, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible. If you wish to submit a proxy by telephone or via the Internet, please follow the instructions on the proxy card or voting information form with regard to telephone or Internet voting.

2

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2005

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mattel, Inc., a Delaware corporation (“Mattel”), for use at its 2005 Annual Meeting of Stockholders, to be held on May 19, 2005, at 10:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California, and at any adjournment or postponement of such meeting. This Proxy Statement and the form of proxy to be utilized at the Annual Meeting were first mailed or delivered to the stockholders of Mattel on or about April 13, 2005.

Record Date, Shares Outstanding and Voting

The Board of Directors of Mattel has fixed March 23, 2005 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of Mattel common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

As of the close of business on the record date, there were 416,727,222 outstanding shares of common stock held by approximately 42,100 holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote.

Quorum, Broker Voting, Cumulative Voting for Directors and Effect of Abstentions

Mattel’s common stock is listed on the New York Stock Exchange (the “NYSE”).

With respect to all matters submitted to a vote at the Annual Meeting other than Proposal 3 (Approval of the Mattel, Inc. 2005 Equity Compensation Plan), the presence of holders of a majority of the voting power of the shares of the stock entitled to vote at the Annual Meeting, in person or by properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Pursuant to the rules of the NYSE, approval of Proposal 3 requires the affirmative vote of a majority of the total votes cast with regard to Proposal 3, and furthermore requires that the total votes cast with regard to Proposal 3 must represent over 50% of the voting power of all shares of stock entitled to vote on Proposal 3. Shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists. Although abstentions will be counted for purposes of determining whether a quorum is present, they will not be counted in determining the number of votes cast as to any proposal and thus will not have any effect as to whether any proposal is approved, provided that abstentions could affect whether sufficient votes have been cast with regard to Proposal 3 for purposes of the above-mentioned NYSE rules.

The NYSE has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Mattel expects that the NYSE will evaluate the proposals to be voted on at the Annual Meeting to determine whether each proposal is a discretionary or non-discretionary matter. Mattel believes that the election of directors and the ratification of the selection of the independent registered public accounting firm will be deemed to be discretionary matters, and brokers will be permitted to vote uninstructed shares as to such matters. However, Mattel anticipates that the other proposals contained in this Proxy Statement will be deemed to be non-discretionary matters, and brokers will not be permitted to vote uninstructed shares as to such matters. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted in determining the number of votes cast as to non-discretionary matters. Thus, broker non-votes do not have any effect as to whether a proposal regarding a non-discretionary matter is approved, provided that broker non-votes could affect whether sufficient votes have been cast with regard to Proposal 3 for purposes of the above-mentioned NYSE rules.

In the election of directors, holders of common stock are entitled to elect ten directors, with the ten candidates who receive the highest number of affirmative votes being elected. In electing directors, stockholders have the right to cumulate their votes and give one candidate the number of votes equal to the number of directors to be elected (ten) multiplied by the number of votes entitled to be cast by such stockholder at the Annual Meeting or to distribute such votes among as many candidates as they see fit. Stockholders may cumulate their votes by giving instructions on the enclosed form of proxy as to how the votes are to be cumulated or by voting in person at the Annual Meeting. Executed proxies (including but not limited to executed proxies that indicate no voting instructions) will grant the persons named in the enclosed proxy card discretionary authority to cumulate votes in connection with the election of directors, except that votes may not be cast for the election of any individual to the extent that authority to vote has been withheld as to such individual and except to the extent that specific instructions have been given as to cumulative voting. If and to the extent that voting authority is withheld with regard to a particular nominee or nominees, the proxy holders may, in their discretion, cumulate the withheld votes in favor of other nominees, and if different specific instructions are given, the specific instructions will be followed.

Voting of Proxies

All shares of common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If the enclosed proxy card is executed and returned without instructions as to how it is to be voted, the proxy card will be deemed an instruction to vote:

•	in favor of the election as directors of the nominees named in this Proxy Statement, and such votes may be cumulated in the discretion of the proxy holder;

•	for proposals 2 and 3; and

•	against proposals 4 and 5.

The Board of Directors does not know of any matters other than those described in the notice of the Annual Meeting that are to come before the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purposes of soliciting additional proxies for or against a given proposal, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters as they see fit.

Revocation of Proxies

Any proxy regarding shares of common stock given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be sent to Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012, or hand delivered to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from the broker in order to change their vote or to vote at the Annual Meeting.

Admission Policy for Annual Meeting

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 23, 2005, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 23, 2005. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 23, 2005, please call Mattel’s transfer agent, EquiServe Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 23, 2005, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	the Admission Ticket enclosed with this Proxy Statement.

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 23, 2005.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 23, 2005, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	the Admission Ticket enclosed with this Proxy Statement, and

•	proof that you owned shares of Mattel common stock as of the close of business on March 23, 2005.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 23, 2005, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 23, 2005.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 23, 2005, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•	If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 23, 2005, or (2) a brokerage account statement as of a date after March 23, 2005 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 23, 2005.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 23, 2005, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 23, 2005, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•	If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 23, 2005, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 23, 2005, in the form of (1) an original or a copy of the voting information form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 23, 2005.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting. Shares may be voted at the Annual Meeting only by (a) the record holder as of the close of business on March 23, 2005 or (b) a person holding a valid proxy executed by such record holder.

Internet And Telephone Voting

As an alternative to using the paper proxy card to vote, Mattel stockholders may vote by submitting a proxy electronically via the Internet or by telephone.

If you were a record holder of Mattel common stock as of the close of business on March 23, 2005, you may submit a proxy with respect to your shares by calling the toll-free number on the proxy card or by voting on the Internet at the Web address stated on the proxy card.

If a bank, broker or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 23, 2005, you will be able to vote by submitting a proxy over the telephone or on the Internet, by following the instructions on the voting information form that you receive from your bank, broker or other nominee.

Voting by Mail

If you choose to vote by submitting a proxy through the mail, simply mark your proxy card, date and sign it, and return it in the enclosed postage-prepaid envelope. If the envelope is missing, please mail your completed proxy card to the following address: Proxy Services, EquiServe Trust Company, N.A., P.O. Box 8583, Edison, NJ 08818.

Single Set of Disclosure Materials; “Householding”

To reduce the expense of delivering duplicate disclosure materials to our stockholders, we are taking advantage of new “householding” rules that permit us to deliver a single copy of our annual report, proxy statement and any information statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each record stockholder will continue to receive a separate notice of meeting and proxy card or voting instruction card. Also, householding will not in any way affect dividend check mailings.

How to Obtain a Separate Set of Materials

If you share an address with another Mattel stockholder and your household received only one set of Mattel’s annual report and proxy statement, you may call Mattel’s transfer agent, EquiServe, at 1-888-909-9922, to request a separate copy of these materials at no cost to you. You may also write to EquiServe at P.O. Box 43010, Providence, RI 02940-3010.

How to Change Your “Householding” Status for the Future

If you would like to receive your own additional set of Mattel’s disclosure documents in the future, please follow the instructions given below. Similarly, if you share an address with another Mattel stockholder and together both of you would like to receive only a single set of Mattel’s disclosure documents, please follow these instructions:

•	If you are the record holder of your shares of Mattel stock, please contact Mattel’s transfer agent, EquiServe, and inform them of your request. You may either call EquiServe at 1-888-909-9922 or write to EquiServe at P.O. Box 43010, Providence, RI 02940-3010.

•	If a broker, bank or other nominee is the record holder of your shares of Mattel stock, please call the toll free telephone number that appears on your voting instruction form, or contact your broker, bank or other nominee.

PRINCIPAL STOCKHOLDERS

As of March 31, 2005, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, more than 5% of Mattel’s common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned
Barrow, Hanley, Mewhinney & Strauss, Inc. One McKinney Plaza 3232 McKinney Avenue, 15th Floor Dallas, TX 75204-2429	37,430,479	(1)	9.02	%(1)

Citigroup Inc. 399 Park Avenue New York, NY 10043	21,218,262	(2)	5.1	%(2)

Vanguard Windsor Funds—Vanguard Windsor II Fund 100 Vanguard Blvd. Malvern, PA 19355	25,702,900	(3)	6.19	%(3)

(1)	As reported in a Schedule 13G dated February 8, 2005 and filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2005 by Barrow, Hanley, Mewhinney & Strauss, Inc. The Schedule 13G states that Barrow, Hanley, Mewhinney & Strauss, Inc. beneficially owns an aggregate of 37,430,479 shares of Mattel common stock, and that they have sole power to vote or direct the voting of 8,101,124 of such shares, shared voting power as to 29,329,355 of such shares and the sole power to dispose or direct the disposition of all of such shares.

(2)	As reported in a Schedule 13G dated February 7, 2005 and filed with the SEC on February 9, 2005 by Citigroup Inc. (“Citigroup”). The Schedule 13G indicates that Citigroup is deemed to beneficially own an aggregate of 21,218,262 shares of Mattel common stock, with shared voting power and shared dispositive power as to all of such shares. Mattel has been advised by Citigroup that the majority of such shares are held in a fiduciary capacity on behalf of Citigroup’s clients for whom Citigroup retains investment discretion.

(3)	As reported in a Schedule 13G dated February 10, 2005 by Vanguard Windsor Funds—Vanguard Windsor II Fund. The Schedule 13G states that Vanguard Windsor Funds—Vanguard Windsor II Fund beneficially owns an aggregate of 25,702,900 shares of Mattel common stock, with sole voting power and sole dispositive power as to all of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 31, 2005, by (1) each director and nominee for director, (2) the Chief Executive Officer and each of the four other most highly compensated executive officers of Mattel as of December 31, 2004, and (3) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel	Amount and Nature of Beneficial Ownership(1)
Eugene P. Beard	Director	96,250	(2)
Matthew C. Bousquette	President, Mattel Brands	1,381,733	(2)(3)
Thomas A. Debrowski	Executive Vice President, Worldwide Operations	470,000	(2)

Name of Beneficial Owner	Position with Mattel	Amount and Nature of Beneficial Ownership(1)
Michael J. Dolan	Director	20,000	(2)
Robert A. Eckert	Chairman of the Board and Chief Executive Officer	3,605,000	(2)(4)
Kevin M. Farr	Chief Financial Officer	730,963	(2)(3)
Neil B. Friedman	President, Fisher-Price Brands	1,317,090	(2)(3)
Tully M. Friedman	Director	172,500	(2)(5)
Ronald M. Loeb	Director	138,545	(2)
Dr. Andrea L. Rich	Director	41,250	(2)
Ronald L. Sargent	Director	22,000	(2)
Christopher A. Sinclair	Director	62,300	(2)
G. Craig Sullivan	Director	50,850	(2)(6)
John L. Vogelstein	Director	1,322,500	(2)
Kathy Brittain White	Director	32,250	(2)
All current Directors and Executive Officers, as a group (22 persons)		11,279,494	(7)

(1)	No director or executive officer named above owns or controls or may be deemed to beneficially own or control 1.0% or more of any class of capital stock of Mattel. Except as otherwise noted, the directors and officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Includes shares of common stock that the following directors and executive officers have the right to acquire by exercise of options within 60 days following March 31, 2005: Mr. Beard, 41,250; Mr. Bousquette, 1,373,750; Mr. Debrowski, 470,000; Mr. Dolan, 18,000; Mr. Eckert, 3,600,000; Mr. Farr, 270,000; Mr. Neil Friedman, 1,300,000; Mr. Tully M. Friedman, 72,500; Mr. Loeb, 55,000; Dr. Rich, 31,250; Mr. Sargent, 18,000; Mr. Sinclair, 57,500; Mr. Sullivan, 36,250; Mr. Vogelstein, 72,500; and Ms. White, 31,250.

(3)	Includes shares of common stock that the following executive officers hold through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan (the “PIP”), a 401(k) plan: Mr. Bousquette, 7,979; Mr. Farr, 10,334; and Mr. Neil Friedman, 3,088. Data concerning share ownership in the Mattel stock fund of the PIP was furnished by Mattel’s third party 401(k) plan administrator as of March 31, 2005.

(4)	5,000 of these shares are held in the Eckert Family Trust dated January 31, 2002, Robert A. Eckert and Kathleen M. Eckert, trustees. In addition to the amount shown above in the table, Mr. Eckert holds 514,101 vested deferrable restricted stock units.

(5)	100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

(6)	10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 4,600 of these shares are held by Mr. Sullivan’s spouse as trustee of the Maureen O’Brien Sullivan Living Trust dated May 14, 1993.

(7)	The amount stated represents approximately 2.7% of the outstanding shares of common stock. The amount stated also includes an aggregate of 9,697,437 shares of common stock that may be acquired upon the exercise of options within 60 days following March 31, 2005, which represents approximately 2.3% of the outstanding shares of common stock.

PROPOSALS

A total of five proposals are set forth in this Proxy Statement. The Board of Directors considered each proposal on March 16, 2005, and the recommendation of the Board of Directors on each proposal is set forth herein.

PROPOSAL 1

ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast, pursuant to the enclosed proxy card, for such substitute nominee or nominees as may be nominated by the Board of Directors or an authorized committee thereof. Management presently believes that each of the persons named will be available to serve. As discussed in “General Information—Quorum, Broker Voting, Cumulative Voting for Directors and Effect of Abstentions,” the election of directors shall be determined by a plurality of the votes cast at the Annual Meeting, with the ten candidates who receive the highest number of affirmative votes being elected.

No arrangement or understanding exists between any nominee and Mattel or, to Mattel’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, except that Mr. Eckert’s employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board and Mattel’s Bylaws provide that the Chairman of the Board shall be a director of Mattel. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

The Board of Directors currently consists of eleven members. The Board of Directors Amended and Restated Guidelines on Corporate Governance contain a provision pursuant to which, after attaining the age of 72, a director will not stand for re-election to the Board at subsequent meetings of the stockholders. Mr. Loeb, who has served as a director since 1970, is over the age of 72, and accordingly he will not stand for re-election to the Board of Directors at the 2005 Annual Meeting of Stockholders. As a result, the Board of Directors has decided to reduce the size of the Board to ten members effective as of the election of directors at the Annual Meeting.

Information Concerning Nominees to the Board of Directors

Information is set forth below concerning the nominees for election as directors. All of the nominees are currently directors. Each nominee has furnished the information as to his or her beneficial ownership of common stock as of March 31, 2005, and the nominee’s principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

Name	Principal Occupation or Position	Age	Director Since
Eugene P. Beard	Chairman and Chief Executive Officer, Westport Asset Fund, Inc. (also a director of Catalina Marketing Corporation, 59 Wall Street Funds and Old Westbury Funds)	70	2000

Name	Principal Occupation or Position	Age	Director Since
Michael J. Dolan	Chairman, America’s Choice, Inc.; Senior Advisor, Kohlberg Kravis Roberts & Co. (also a director of Regal Entertainment Group)	58	2004
Robert A. Eckert	Chairman of the Board and Chief Executive Officer of Mattel (also a director of McDonald’s Corporation)	50	2000
Tully M. Friedman	Chairman and Chief Executive Officer, Friedman Fleischer & Lowe, LLC, a private investment firm (also a director of The Clorox Company, Capital Source Holdings LLC and TempurPedic, Inc.)	63	1984
Dr. Andrea L. Rich	President, Chief Executive Officer and Director, Los Angeles County Museum of Art	61	1998
Ronald L. Sargent	Chairman, Chief Executive Officer and President, Staples, Inc. (also a director of Staples, Inc., ARAMARK Corporation and Yankee Candle Company, Inc.)	49	2004
Christopher A. Sinclair	Chairman, Scandent Group Holdings, Mauritius (also a director of Footlocker Inc. and eMerge Interactive, Inc.)	54	1996
G. Craig Sullivan	Former Chairman and Chief Executive Officer, The Clorox Company (also a director of Levi Strauss & Co. and Kimberly-Clark Corporation)	65	2001
John L. Vogelstein	Vice Chairman and Member, Warburg Pincus LLC (also a director of Journal Register Company)	70	1983
Kathy Brittain White	Founder, Horizon Institute of Technology; President and Founder, Rural Sourcing, Inc. (also a director of Certegy, Inc. (formerly Equifax Payment Services) and Novell, Inc.)	55	2001

Except as described below, each of the directors has served in the principal occupation or position indicated in the above table for at least the past five years.

Mr. Beard has served as Chairman and Chief Executive Officer of Westport Asset Fund, Inc. since January 2004, and has served as President of Westport Asset Fund, Inc. for more than five years. He served as an Advisor of The Interpublic Group of Companies from 2000 to 2003. Prior to that, he served as Vice Chairman, Finance and Operations of The Interpublic Group of Companies from 1995 to 1999.

Mr. Dolan has served as Chairman of America’s Choice, Inc. and as Senior Advisor to Kohlberg Kravis Roberts & Co. since October 2004. Prior to that, he served in the following positions with Young & Rubicam, Inc.: Chairman and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1996 to 2000).

Mr. Eckert has been Chairman of the Board of Directors and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America, from October 1997 until May 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel.

Mr. Friedman has served as Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years.

Dr. Rich has served as President, Chief Executive Officer and Director of the Los Angeles County Museum of Art (“LACMA”) since 1999, and as President and Chief Executive Officer of LACMA since November 1995. Prior to that, she served as Executive Vice-Chancellor and Chief Operating Officer of the University of California, Los Angeles, from 1991 to 1995.

Mr. Sargent has served as Chairman of Staples, Inc. since March 2005 and as Chief Executive Officer and President of Staples, Inc. since 2002. Prior to that, Mr. Sargent served as President and Chief Operating Officer of Staples, Inc. from 1998 to 2002 and served in various other positions with Staples, Inc. since 1991.

Mr. Sinclair has served as Chairman of Scandent Group Holdings, a Mauritius-based information technology services company, since May 2002. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from February 2001 to December 2004. Prior to that, he served as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from June 2000 to June 2002. Prior to that, Mr. Sinclair served as Chairman and Chief Executive Officer of Caribiner International, Inc. from January 1999 to May 2000. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years.

Mr. Sullivan served as Chairman and Chief Executive Officer of The Clorox Company from 1992 to 2003 and retired in 2003 after 32 years with Clorox.

Mr. Vogelstein has served as Vice Chairman and Member of Warburg Pincus LLC since 2003, and has served in senior positions (such as Vice Chairman, President and Director) with Warburg Pincus LLC and its predecessor entities for more than 20 years.

Ms. White founded the Horizon Institute of Technology in 2002. She also has served as President of Rural Sourcing, Inc. (“RSI”), an information technology services provider, since 2003. Ms. White served as Executive Vice President, e-business and Chief Information Officer of Cardinal Health, Inc. from 1999 until February 2003. From 1996 to 1999, Ms. White was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Remuneration

During 2004, the Board of Directors held seven meetings, and no director attended less than 75% of the aggregate of all Board of Directors meetings and of all meetings held by any committee of the Board of Directors on which he or she served.

Non-employee members of the Board of Directors receive an annual retainer of $50,000 per year. Each non-employee committee chair receives an additional annual retainer, the amount of which differs depending upon the committee, as follows: Audit Committee, $20,000; Compensation Committee, $15,000; and all other committees, $10,000. Non-employee board members receive a fee of $2,000 per Board meeting attended, and non-employee committee members receive a fee per committee meeting attended, the amount of which differs depending upon the committee, as follows: Audit Committee, $3,000; Compensation Committee, $2,000; Governance and Social Responsibility Committee, $2,000; and all other committees, $1,500. The full amounts of meeting fees stated in the preceding sentence are paid for attendance in person or by videoconference; attendance by telephone is compensated at a reduced rate of $1,000 per meeting; provided, however, that if the meeting was scheduled as a telephonic meeting, the full amount will be paid for attendance by telephone.

Directors may elect to receive either all or a portion of the annual retainer in the form of shares of Mattel common stock. In addition, directors may elect to defer all or part of their directors’ fees under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors, which provides for the investment of deferred amounts in Mattel common stock equivalent accounts or in interest-bearing accounts; the distribution of such deferred amounts may be in a lump sum or installments over a period of years commencing after the date the individual ceases to be a director of Mattel. Mattel reimburses directors for their expenses incurred while traveling on Board of Directors business and permits directors to use company aircraft when traveling on Board business.

Pursuant to the terms of the Mattel 1996 Stock Option Plan (the “1996 Plan”), upon joining the Board of Directors, each new non-employee member of the Board of Directors receives options to purchase 15,000 shares of common stock with an exercise price equal to the fair market value of such stock on the date of grant. The options are immediately exercisable and expire ten years from the date of grant; provided, however, that the options terminate 90 days after the director ceases to be a member of the Board of Directors unless the director ceases to be a member of the Board of Directors as a result of death or disability, in which case the date is extended to one year from the date the director ceases to be a member of the Board of Directors. Upon each annual re-election, each non-employee member of the Board of Directors receives options to purchase an additional 12,000 shares of common stock with an exercise price equal to the fair market value of such stock on the date of grant. The options vest annually over four years at a rate of 25% for each year, and such options expire ten years from the date of grant; provided, however, that such options terminate 90 days after the director ceases to be a member of the Board of Directors, unless the director ceases to be a member of the Board of Directors as a result of death or disability, in which case the date is extended to one year from the date the director ceases to be a member of the Board of Directors.

As more fully described below in “Proposal 3—Approval of the Mattel, Inc. 2005 Equity Compensation Plan,” under the subheadings “Types of Awards—Grants to Non-Employee Directors” and “Estimate of Benefits,” if the Mattel, Inc. 2005 Equity Compensation Plan (the “Plan”) is approved by the stockholders at the 2005 Annual Meeting of Stockholders, then no further grants will be made under the 1996 Plan, and the 1996 Plan will terminate on the date of the 2005 Annual Meeting, except with regard to grants then outstanding under the 1996 Plan. Accordingly, if the Plan is approved, grants to the non-employee members of the Board of Directors will, starting with the annual grant on the date of the 2005 Annual Meeting, be made under the Plan instead of under the 1996 Plan. For a discussion of the provisions of the Plan relating to grants to non-employee directors, see Proposal 3 under the subheadings “Types of Awards—Grants to Employee Directors.” For information about the value of grants that may be made to non-employee directors under the Plan if the Plan is approved, see Proposal 3 under the heading “Estimate of Benefits.”

The Board of Directors has adopted policies regarding non-employee director stock ownership and retention of shares purchased upon exercise of stock options. These policies state that, within five years after joining the Board, non-employee members of the Board should attain a target minimum level of stock ownership. For this purpose, stock holdings are valued at the greater of actual cost or market value, and the target minimum level equals three times the annual cash retainer; and directors who have deferred any of their cash compensation into investments in Mattel stock equivalent accounts in any Mattel deferred compensation plan(s) receive credit for such amounts. In addition, during their service on the Board, each non-employee member of the Board must either hold his or her options to purchase shares of stock, or, if exercised, must hold the underlying shares of stock, until ceasing to be a member of the Board; provided, however, that a member of the Board may sell shares obtained in connection with a stock option exercise if the transaction otherwise complies with Mattel’s stock trading policies and one of the following applies: (a) the exercise occurs within one year of the date on which the director will be retiring from the Board; or (b) the shares are sold at the time of or otherwise in connection with the exercise, and the number of shares sold is limited to the amount necessary to generate sufficient funds to cover the exercise price of the option, the estimated amount of taxes that will be owed in connection with the exercise of the option and any associated transaction costs.

Mr. Eckert serves as Chairman of the Board and Chief Executive Officer of Mattel. For a description of Mr. Eckert’s compensation, see “Employment Agreements—Employment Agreement with Robert A. Eckert.”

Board Committees

Mattel’s Audit Committee is chaired by Mr. Beard and includes Mr. Dolan, Mr. Loeb, Mr. Sinclair and Mr. Vogelstein as members. All of the members of the Committee are independent directors; for additional information regarding the independence of Mr. Loeb, see “Report of the Audit Committee” below. During 2004, the Audit Committee held 14 meetings. In November 2004, the Board of Directors amended and restated the charter of the Audit Committee; a copy of the amended and restated charter is attached to this Proxy Statement as Appendix A.

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling the Board’s oversight responsibilities regarding the quality and integrity of Mattel’s financial reports; the independence, qualifications and performance of Mattel’s independent registered public accounting firm; the performance of Mattel’s internal audit function; and Mattel’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Committee.

The Audit Committee meets periodically with management, the senior internal auditing officer and the independent registered public accounting firm in separate executive sessions. The Committee may request any officer or employee of Mattel or Mattel’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

Additional duties and responsibilities of the Audit Committee are outlined in the Committee’s charter, and include the following: to pre-approve audit services, internal-control-related services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm; to meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed; to review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm and the internal audit group; to discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management and critical accounting policies; and to discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

Mattel has a Governance and Social Responsibility Committee chaired by Mr. Sullivan that includes Mr. Friedman, Dr. Rich, Mr. Sargent and Ms. White as members. All of the members of the Committee are independent directors. During 2004, the Governance and Social Responsibility Committee held five meetings. In September 2004, the Board of Directors changed the name of the Committee from “Nominations/Corporate Governance Committee” to “Governance and Social Responsibility Committee” and added corporate social responsibility issues to the topics addressed by the Committee. In November 2004, the Board of Directors amended and restated the charter of the Governance and Social Responsibility Committee.

The primary purposes of the Governance and Social Responsibility Committee are (a) to assist the Board of Directors by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; (b) to develop and recommend to the Board the Corporate Governance Guidelines applicable to Mattel; (c) to lead the evaluation of the Board’s performance; (d) to recommend to the Board nominees for each committee; (e) to assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, global manufacturing principles, public policy matters and environmental, health and safety issues; and (f) to provide oversight with regard to philanthropic activities. The Committee also works closely with the Chief Executive Officer and other members of Mattel’s management to assure that the company is governed effectively and smoothly, and has additional authority and responsibilities as specified in its charter.

Mattel has a Compensation Committee chaired by Mr. Vogelstein that includes Mr. Beard, Dr. Rich and Mr. Sullivan as members. All of the members of the Committee are independent directors and are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. During 2004, the Compensation Committee held five meetings.

The purpose of the Compensation Committee is to develop, evaluate, and in certain instances approve or determine the compensation plans, polices, and programs of Mattel. The Committee has the authority to undertake and may exercise all of the powers of the Board of Directors with respect to the specific responsibilities listed in the Committee’s charter, including approving all forms of compensation to be provided to executives in the “Executive Leadership Band” and above in Mattel’s compensation structure, reviewing and evaluating the Chief Executive Officer’s performance, and administering Mattel’s short- and long-term incentive plans and equity compensation plans.

The Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The Committee meets at least once each calendar year without the Chief Executive Officer present. The Committee may utilize the services of Mattel’s regular corporate legal counsel with respect to legal matters or, in its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

The Compensation Committee may, in its discretion, utilize the services of a compensation consultant or other professional or expert to provide data and advice to the Committee regarding the compensation of executives of Mattel and to assist the Committee in performing its other responsibilities. The retention and, where appropriate, the termination of any such compensation consultant are at the sole discretion of the Committee without the participation of any officer or other member of management of Mattel. The Committee, in its sole discretion, approves the fees to be paid to the compensation consultant and any other terms of the engagement of the compensation consultant.

Mattel has an Executive/Finance Committee chaired by Mr. Vogelstein that includes Messrs. Beard, Friedman and Loeb as members. During 2004, the Executive/Finance Committee held no meetings. The Executive/Finance Committee may exercise all the powers of the Board of Directors, subject to limitations of applicable law, between meetings of the Board of Directors.

Mattel has a Pension Committee chaired by Mr. Sinclair that includes Mr. Sargent as a member. During 2004, the Pension Committee held two meetings. Its primary functions are to oversee the operation of Mattel’s pension and employee retirement and savings plans by reviewing investment and financial performance, the selection of investment managers, trustees and other fiduciaries, and monitoring the administration of the plans.

Mattel has a Capital Allocation Committee chaired by Mr. Vogelstein that includes Mr. Beard, Mr. Friedman and Mr. Sinclair as members. During 2004, the Capital Allocation Committee held four meetings. The Committee’s primary functions are to advise and make recommendations to the Board of Directors with regard to Mattel’s use of available capital, including but not limited to dividends to stockholders, mergers and acquisitions and stock repurchase programs.

Mattel Children’s Foundation

Until May 2004, the members of Mattel’s Board of Directors also served as the members of the Mattel Children’s Foundation, a charitable organization incorporated as a non-profit public benefit corporation (the “Foundation”), and Mr. Friedman, Mr. Loeb and Ms. White served as the Foundation’s Board of Directors. In May 2004, the governance structure of the Foundation was updated so that Mattel itself became the sole member of the Foundation, and nine employees of Mattel, none of whom are Mattel directors, were appointed as the Foundation’s Board of Directors. Thus, since May 2004, none of Mattel’s non-employee directors has served as either a member or a director of the Foundation.

Director Independence

Mattel’s Board of Directors has adopted Amended and Restated Guidelines on Corporate Governance that include the categorical standards for independence set forth in Appendix B to this Proxy Statement. These categorical standards for independence conform to the standards required by the NYSE for listed companies such as Mattel.

Mattel’s Board of Directors has also determined that each of the following directors has no material relationship with Mattel (either directly or as a partner, shareholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of both Mattel’s and the NYSE’s director independence standards, as currently in effect:

Eugene P. Beard

Michael J. Dolan

Tully M. Friedman

Ronald M. Loeb

Dr. Andrea L. Rich

Ronald L. Sargent

Christopher A. Sinclair

G. Craig Sullivan

John L. Vogelstein

Kathy Brittain White

The directors listed above include (a) all of the current directors of Mattel, except the Chairman and Chief Executive Officer, and (b) all directors who are standing for election at the 2005 Annual Meeting of Stockholders, except the Chairman and Chief Executive Officer.

Furthermore, the Board of Directors has determined that each of the members of the Audit Committee, the Compensation Committee and the Governance and Social Responsibility Committee has no material relationship with Mattel (either directly or as a partner, shareholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of the director independence standards in the Amended and Restated Guidelines on Corporate Governance and the NYSE director independence standards applicable to members of such committees.

In making these determinations, the Board of Directors considered, among other things, the relationship of each member of the Board of Directors with the Mattel Children’s Foundation. As described above under the heading “Mattel Children’s Foundation,” until May 2004, the members of Mattel’s Board of Directors also served as the members of the Foundation, which is a charitable organization incorporated as a non-profit public benefit corporation, and Mr. Friedman, Mr. Loeb and Ms. White served as the Foundation’s Board of Directors. In May 2004, the governance structure of the Foundation was updated so that Mattel itself became the sole member of the Foundation, and nine employees of Mattel were appointed as the Foundation’s Board of Directors. Since May 2004, none of Mattel’s non-employee directors has served as either a member or a director of the Foundation. Mattel provides all of the funding for the Foundation and contributed approximately $5.9 million, $5.9 million and $4.9 million to the Foundation in 2004, 2003 and 2002, respectively. The Board of Directors concluded that, since the Foundation is sponsored by Mattel, the relationships of Mattel’s non-employee directors with the Foundation are not the type of relationships that would impair their independence as directors of Mattel or as members of the Board’s Audit Committee, Compensation Committee or Governance and Social Responsibility Committee.

In making the independence determinations described above, the Board of Directors also considered that Mr. Eckert invests in a private equity fund sponsored by Friedman Fleischer & Lowe, LLC (“FFL”), an investment firm in which Mr. Tully Friedman is a principal. The Board concluded that this investment, which does not involve the payment of any material compensation to any director or to FFL and is not material in amount to FFL, does not adversely affect the independence of Mr. Friedman as a director of Mattel or a member of the Governance and Social Responsibility Committee. The Board also considered that one or more directors that are not also officers of Mattel may also invest in funds sponsored by FFL, but that no such investment would impact the independence of Mr. Friedman or any such investing director, because of the absence of any relationship between such investment and any member of management of Mattel.

In making the independence determinations described above, the Board of Directors further considered that, in connection with the departure of Mattel’s former Chief Executive Officer on February 3, 2000, Mr. Loeb agreed to the request of the Board of Directors that he serve on an interim basis as the Acting Chief Executive Officer of Mattel, and that Mr. Loeb served as Acting Chief Executive Officer of Mattel from February 2000 to May 2000, when Mr. Eckert was appointed as Mattel’s new Chief Executive Officer. The Board of Directors determined that Mr. Loeb’s service in this capacity during this brief interim period does not impair his independence as a director of Mattel or as a member of the Audit Committee.

Presiding Independent Director at Executive Sessions of the Board

The independent directors of Mattel have selected John L. Vogelstein as the independent director to preside at executive sessions of the independent members of the Board of Directors, during which no members of management are present. The independent directors meet in executive session at least once every quarter.

Communications with the Board of Directors

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (a) the Board of Directors, (b) any committee of the Board, (c) the presiding independent director or (d) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

Mattel, Inc.—Secretary, Mail Stop M1-1516

333 Continental Blvd.

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members that appear as addressees, except that the following categories of communications will not be so relayed (but will be available to Board members upon request):

Communications concerning company products and services;

Solicitations;

Matters that are entirely personal grievances; and

Communications about litigation matters.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board of Directors is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were 11 directors at the time of the 2004 Annual Meeting of Stockholders, and 10 of them attended the meeting.

Director Nominations Process

Mattel’s Board of Directors Guidelines on Corporate Governance contain provisions concerning the process of selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying director qualifications and potential candidates.

Pursuant to the Guidelines, the full Board of Directors is responsible for selecting candidates for Board membership, and Board members are encouraged to suggest candidates for consideration. The Board delegates the screening process involved to the Governance and Social Responsibility Committee with input from the Board Chair. Prior to selection, candidates whom the Committee expresses interest in pursuing meet personally with at least two members of the Governance and Social Responsibility Committee.

Pursuant to the Guidelines, the Governance and Social Responsibility Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, and in accordance with the guidelines established by the Committee. This review includes an assessment of the talent base, skills, areas of expertise, experience, diversity and independence of the Board and its members, and consideration of any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the Committee to be appropriate for review, all in the context of an assessment of the perceived needs of the Board at that point in time.

The Governance and Social Responsibility Committee Charter also contains provisions concerning the process for identifying candidates. Pursuant to these provisions, the Committee actively seeks individuals qualified to become Board members for recommendation to the Board. The Committee, with input from the Board Chair, screens candidates to fill vacancies on the Board; solicits recommendations from Board members as to such candidates; and considers recommendations for Board membership submitted by stockholders as described further below. The Committee recommends to the Board director nominees for each annual meeting of stockholders.

To further implement the provisions described above, the Governance and Social Responsibility Committee has adopted a Director Nominations Policy. A copy of the Director Nominations Policy is available in the “Corporate Governance” section of Mattel’s corporate Web site, http://www.mattel.com. The purpose of the Director Nominations Policy is to describe the methodology for selecting the candidates that are included in the Board’s recommended slate of director nominees. The Director Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of Mattel’s director nominations process. The Governance and Social Responsibility Committee intends to review the Director Nominations Policy at least annually and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Corporate Governance” section of Mattel’s corporate Web site.

Qualifications of Nominees

Pursuant to the Director Nominations Policy, the Governance and Social Responsibility Committee evaluates potential nominees for election to the Board of Directors on the basis of the entirety of their credentials and in light of the criteria set forth below.

Each nominee should possess at least the following qualifications, as determined in the judgment of the Governance and Social Responsibility Committee:

•	an outstanding record of professional accomplishment in his or her field of endeavor;

•	a high degree of professional integrity, consistent with Mattel’s values;

•	willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and

•	willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the Governance and Social Responsibility Committee’s judgment, interfere with or limit his or her ability to do so.

In addition, it is desirable that nominees possess the following skills, experiences or qualities, as determined in the judgment of the Governance and Social Responsibility Committee:

•	skills and experiences relevant to Mattel’s business, operations or strategy. These skills and experiences might include, among other things, experience in senior management of a large consumer products or multinational company; and/or senior level expertise in one or more of the following areas: finance, accounting, law, strategy and business development, operations, sales, marketing, international business, information technology and/or public relations;

•	qualities that help the Board achieve a balance of a variety of knowledge, experience and capability on the Board and an ability to contribute positively to the collegial and collaborative culture among Board members; and

•	qualities that contribute to the Board’s overall diversity—diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences and backgrounds, as well as other differentiating characteristics.

The issue of whether the nominee would be an independent director of Mattel is also considered, in the context of the overall independence of Mattel’s Board and the independence of the committees of the Board.

Internal Process for Identifying Candidates

The Governance and Social Responsibility Committee, on a periodic basis, solicits ideas for possible candidates from a number of sources, including members of the Board, individuals personally known to the members of the Board, research undertaken by or on behalf of the Committee and professional search firms. The Committee also considers recommendations and nominations made by stockholders, as described below. The Committee evaluates candidates using the same criteria regardless of the source of the candidacy.

Pursuant to its Charter, the Governance and Social Responsibility Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has the sole authority to approve such search firm’s fees and the other terms of such search firm’s engagement. If the Governance and Social Responsibility Committee retains such a search firm, the firm may be asked to identify possible candidates who meet the minimum and desired qualifications expressed in the Director Nominations Policy, to preliminarily interview and screen such candidates (including conducting appropriate background and reference checks), and to act as a liaison among the Board, the Governance and Social Responsibility Committee and each candidate during the screening and evaluation process. In addition to or in lieu of such a search firm, the Committee may determine that its own members, other directors, Mattel personnel or other third parties should perform some or all of the screening functions. The Committee may also determine to interview or have a subcommittee interview one or more potential candidates.

Nominations and Recommendations by Stockholders

Pursuant to the Director Nominations Policy, the Governance and Social Responsibility Committee considers stockholder nominations of possible candidates for Board membership that are submitted properly pursuant to the advance notice provisions of Mattel’s Bylaws and applicable law, as well as recommendations made by stockholders as described below. In evaluating such nominations and recommendations, the Governance and Social Responsibility Committee applies the same criteria as are used for evaluating candidates generally, as described above under the subheading “Qualifications of Nominees.”

Any stockholder of Mattel may nominate one or more persons for election as a director of Mattel at an annual meeting of stockholders if the stockholder complies with the advance notice provisions for such nomination contained in Mattel’s Bylaws and applicable law. These provisions are described below under the heading “Deadline for Future Proposals of Stockholders.” The required notice should be sent to: Secretary, Mail Stop M1-1516; Mattel, Inc.; 333 Continental Boulevard; El Segundo, CA 90245-5012.

Any stockholder of Mattel may also recommend one or more persons for nomination by the Board for election as a director by sending to the Governance and Social Responsibility Committee the name of such recommended nominee, as well as a detailed statement explaining why such person is making such recommendation. Any such recommendation should be sent in compliance with the timing outlined in Mattel’s Bylaws for the making of nominations (described below under the heading “Deadline for Future Proposals of Stockholders”), and must include all information that would be required for such stockholder to nominate such person for election to Mattel’s Board in connection with Mattel’s Bylaws and applicable law. Such recommendation should be sent to: Governance and Social Responsibility Committee, c/o Secretary, Mail Stop M1-1516; Mattel, Inc.; 333 Continental Boulevard; El Segundo, CA 90245-5012.

Any nomination made by a stockholder in accordance with Mattel’s Bylaws and applicable law and any recommendation made by a stockholder as set forth above is referred to the Governance and Social Responsibility Committee, and any materials provided by the stockholder in connection with such a nomination or recommendation are forwarded to the Governance and Social Responsibility Committee.

Corporate Governance Documentation; How to Obtain Copies

Mattel is committed to having solid standards of corporate governance. Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly in the “Corporate Governance” section of Mattel’s corporate Web site at http://www.mattel.com:

•	Board of Directors Guidelines on Corporate Governance;

•	Information on Board and Committee membership and biographies of Board members;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Governance and Social Responsibility Committee Charter;

•	Code of Conduct;

•	Director Nominations Policy;

•	Audit Committee Complaint Procedure; and

•	Policy on Adoption of a Shareholder Rights Plan.

A copy of any or all of these documents may also be obtained, free of charge, by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Compensation Committee Interlocks and Insider Participation

During 2004, Mr. Vogelstein, Mr. Beard, Dr. Rich and Mr. Sullivan served on the Mattel Compensation Committee. During 2004, there were no interlocks with other companies within the meaning of the SEC’s proxy rules. None of the members of the Compensation Committee is or has been an officer or employee of Mattel or any of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. In November 2004, the Board of Directors amended and restated the charter of the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A and may be found in the “Corporate Governance” section of Mattel’s corporate Web site, http://www.mattel.com. A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Blvd., El Segundo, CA 90245-5012.

The Board of Directors has determined that each of the members of the Audit Committee meets the SEC and New York Stock Exchange (“NYSE”) independence requirements for members of audit committees. Mr. Loeb serves on the Audit Committee despite having served as Acting Chief Executive Officer of Mattel from February to May 2000. Mr. Loeb was not a member of the Audit Committee during the brief period during which he served as Acting Chief Executive Officer. In connection with the departure of Mattel’s former Chief Executive Officer on February 3, 2000, Mr. Loeb agreed to the request of the Board of Directors that he serve on an interim basis as the Acting Chief Executive Officer of Mattel. Mr. Loeb stepped down as Acting Chief Executive Officer on May 15, 2000, in connection with Mr. Eckert’s appointment as Mattel’s new Chief Executive Officer. Mr. Loeb had been a long-term, valued member of the Audit Committee prior to the time that Mattel’s Board of Directors asked him to serve as Acting Chief Executive Officer due to unusual and exigent circumstances. After his service as Acting Chief Executive Officer ended, Mattel’s Board of Directors determined, pursuant to the listing standards of the NYSE, that Mr. Loeb’s unique situation presented exceptional circumstances pursuant to which his continued service on the Audit Committee was required in the best interests of Mattel and its stockholders.

The Board of Directors has further determined in its business judgment that each member of the Audit Committee is “financially literate,” as such term is used in the listing standards of the NYSE; and the Board has determined that Eugene P. Beard, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board has also determined that Mr. Beard has “accounting or related financial management expertise,” as such term is used in the listing standards of the NYSE.

The Audit Committee’s responsibility is to assist the Board of Director’s in its oversight of (a) the quality and integrity of Mattel’s financial reports, (b) the independence, qualifications and performance of Mattel’s independent registered public accounting firm, (c) the performance of Mattel’s internal audit function and (d) the compliance by Mattel with legal and regulatory requirements. Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting. Mattel’s independent registered public accounting firm is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Mattel as of and for the year ended December 31, 2004 and Management’s Report on Internal Control over Financial Reporting with management, the senior internal auditing officer of Mattel and the independent registered public accounting firm. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission and concluded that it was effective at December 31, 2004.

Mattel’s independent registered public accounting firm has expressed its opinion that: (1) Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2004 and 2003, and its results of operations and cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America; (2) Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by COSO; and (3) management’s assessment, included in Management’s Report on Internal Control over Financial Reporting, is fairly stated, in all material respects.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee met privately at its regularly scheduled meetings with both the independent registered public accounting firm and the senior internal auditing officer, as well as with the Chief Financial Officer and general counsel, each of whom has unrestricted access to the Audit Committee.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and they have discussed with the independent registered public accounting firm their independence from Mattel.

The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Mattel is compatible with maintaining their independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on (i) the integrity of those persons within Mattel and of the professionals and experts (such as the independent registered public accounting firm) from which the Audit Committee receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary, and (iii) representations made by management or the independent registered public accounting firm as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent registered public accounting firm to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

AUDIT COMMITTEE

Eugene P. Beard (Chair)

Michael J. Dolan

Ronald M. Loeb

Christopher A. Sinclair

John L. Vogelstein

March 16, 2005

REPORT OF THE COMPENSATION COMMITTEE

To the fullest extent permitted under applicable laws and regulations, the following Report of the Compensation Committee covering Mattel’s fiscal year ended December 31, 2004, and the Performance Graph that follows shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report and the Performance Graph that follows shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

General

The Compensation Committee, a committee composed entirely of independent directors who have never served as officers of Mattel, reviews and approves compensation to be provided to executive officers of Mattel, and acts as an administrator of the stock option and incentive compensation plans for Mattel’s employees. In evaluating the performance of members of senior management, the Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The Compensation Committee met five times during 2004.

Statement on Philosophy of Executive Compensation

In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other senior executives of Mattel, the Compensation Committee is guided by three basic principles:

•	Mattel must offer competitive salaries and other benefits to be able to attract, retain and motivate highly-qualified and experienced executives;

•	Cash compensation for executives in excess of base salaries should be tied to Mattel’s performance, individual performance or both; and

•	The financial interests of Mattel’s executives should be aligned with the financial interests of the stockholders, primarily through equity programs and short- and long-term incentive plans.

Mattel benchmarks its total compensation levels by comparing itself to other large, global, consumer product companies, in order to make Mattel’s compensation opportunities competitive with what other leading companies are providing. Mattel compares its compensation programs and practices to leading companies because Mattel wants to attract and retain talented employees who will lead Mattel to greater business success. Mattel generally intends for its overall executive compensation packages to be at or above the average for global consumer product companies, but Mattel does not target a specific percentile for benchmarking purposes.

Compensation Consultants

The Board of Directors has adopted a charter for the Compensation Committee which provides, among other things, that the Compensation Committee may, at its discretion, utilize an independent compensation consultant or other professional or expert. The retention and, where appropriate, the termination of such compensation consultant are at the sole discretion of the Compensation Committee without the participation of any officer or other member of management of Mattel. The Compensation Committee has retained The Hay Group as its independent compensation consultant. In 2004, the independent compensation consultant assisted the Compensation Committee with regard to comparative market data regarding compensation, aspects of compensation paid to senior executives of Mattel, incentive concepts, financial and other performance measures and equity incentive plans. Among other things, The Hay Group advised the Compensation Committee with regard to the list of companies with which Mattel compares its compensation programs and practices, the competitiveness of the Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan (the “SERP”), approaches for the design of the Mattel, Inc. 2005 Equity Compensation Plan, criteria for a Long-Term Incentive Plan performance cycle beginning in 2005 and the compensation of non-employee members of Mattel’s Board of Directors.

Base Salaries

The Compensation Committee establishes the base salaries of executive officers at levels it determines are appropriate in light of the duties and scope of responsibilities of each officer’s position. The Compensation Committee reviews executive officer salaries regularly, usually at least once every 12 months, and makes adjustments as warranted to reflect continued individual contributions, sustained performance and competitive market factors. The Compensation Committee measures individual contributions and performance against total annual compensation, including incentive awards, rather than against base salary alone. During 2004, the Compensation Committee did not increase the base salary of Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr or Mr. Neil Friedman.

Annual Incentives

Certain employees of Mattel and its subsidiaries are eligible for annual cash incentive compensation under the 2002 Mattel Incentive Plan (the “MIP”), which was approved by Mattel’s stockholders in 2002. The performance goals used to determine payments under the MIP may be based on one or more of a variety of different financial business criteria with respect to (1) Mattel, (2) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (3) Mattel’s brands, groups of brands or specific brands. Each year, the Compensation Committee establishes specific targets that must be achieved before incentive payments are paid, as well as maximum levels for participants, which provide a ceiling on the total amount payable. The performance goals for named executive officers are based on objective formulae or standards, as required to qualify for the exception from Internal Revenue Code Section 162(m) for performance-based compensation. For other employees, the Compensation Committee has the discretion to establish performance goals based on other standards, including individual performance, business and personal contributions and management discretion.

In March 2004, the Compensation Committee established performance goals and formulae for the year 2004 under the MIP. For Mr. Eckert, Mr. Farr and Mr. Debrowski, these goals and formulae were based on the overall corporate financial performance of Mattel and achievement of objectively measurable strategic initiatives, and for Mr. Bousquette and Mr. Neil Friedman, they were based on the overall corporate financial performance of Mattel, the financial performance of the executive’s respective business unit and achievement of objectively measurable strategic initiatives.

At the time they were set, all of the 2004 performance goals were substantially uncertain to be achieved. The goals were set at threshold, target and maximum levels. The performance goals with respect to the overall corporate financial performance of Mattel were based upon net operating profit after taxes less a capital charge. The performance goals with regard to the financial performance of each business unit were based on the business unit’s U.S. operating profit less an inventory charge and the business unit’s international operating profit at planned overhead less an inventory charge. The specific numbers used with regard to these performance goals are highly sensitive and confidential. With regard to the objectively measurable strategic initiatives, which are highly sensitive and confidential in nature, the Compensation Committee established several sets of precise measures and determined the relative weight given to each set, and the Compensation Committee established rules as to how many of the precise measures needed to be achieved within each set in order to reach the threshold, target and maximum levels. For 2004, the maximum amounts that named executive officers were eligible to receive under the MIP ranged from 90% to 200% of base salary; in determining these amounts, the Compensation Committee reviewed competitive data regarding annual incentive levels, relied upon the advice of the Compensation Committee’s independent compensation consultant and exercised its business judgment.

With regard to the year 2004, some of the objectively measurable strategic initiatives were achieved and others were not; Mattel achieved the overall corporate financial performance goals at a level between the threshold and target levels; the Mattel Brands business unit did not achieve its financial performance goals at the threshold level; and the Fisher-Price Brands business unit achieved its financial performance goals at a level between the threshold and target levels. Annual incentive payments under the MIP to Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Neil Friedman were calculated and paid accordingly, as shown in the Summary Compensation Table.

Long-Term Incentive Plan

Executive officers and certain other employees of Mattel are eligible for long-term incentive compensation under the Mattel, Inc. 2003 Long-Term Incentive Plan (the “LTIP”), which was approved by Mattel’s stockholders in 2003. Awards under the LTIP are based on Mattel’s financial performance over the cycle relative to performance targets relating to its long-range financial goals and are paid in the quarter following the end of the performance cycle. In March 2003, the Compensation Committee established the performance targets for the January 1, 2003-December 31, 2006 performance cycle. For the 2003-2006 performance cycle, the Compensation Committee based the performance targets on net operating profit after taxes less a capital charge. In March 2003, the Compensation Committee established the level of each executive’s participation and threshold, target and maximum levels for the performance criteria that had to be achieved before incentive payments would be awarded under the LTIP at the threshold, target and maximum payout levels. These performance criteria included criteria for an interim payment based upon financial performance during the January 1, 2003-December 31, 2004 portion of the 2003-2006 performance cycle. At the time that they were set, the goals that the Compensation Committee established were substantially uncertain to be achieved. The performance criteria for an interim payment were not satisfied, and thus no interim payment was made with regard to the January 1, 2003-December 31, 2004 portion of the 2003-2006 performance cycle.

Equity-Based Incentive Compensation

The Amended and Restated Mattel 1996 Stock Option Plan (the “1996 Plan”) authorizes the Compensation Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. Stock options are granted under the 1996 Plan with an exercise price equal to the market price of Mattel’s common stock on the date of grant and generally vest semi-annually over three years. This approach is designed to motivate management to increase stockholder value over the long term, because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the amount and type of awards to be granted, the Compensation Committee considers competitive market practices, the duties and scope of responsibilities of each executive’s position and the amount and terms of awards previously granted to management.

By its terms, the 1997 Premium Price Stock Option Plan (the “PPO Plan”) terminated on December 31, 2002, except with respect to stock options then outstanding.

See “Proposal 3—Approval of the Mattel, Inc. 2005 Equity Compensation Plan” for information concerning the proposed new Mattel, Inc. 2005 Equity Compensation Plan.

In 2004, Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Neil Friedman were granted options to purchase 375,000, 250,000, 100,000, 125,000 and 250,000 shares of Mattel common stock, respectively, pursuant to the 1996 Plan. The exercise price per share of the options is equal to the closing price per share of Mattel common stock on the date of grant. The options vest and become exercisable as follows: as to 10% of the shares six months after the grant date, as to an additional 10% of the shares one year after the grant date, and as to an additional 20% of the shares every six months thereafter, with the options becoming fully exercisable on the third anniversary of the grant date. The options expire ten years from the date of grant. The primary basis for the Compensation Committee’s granting of such options was to recognize the executives as key leaders of the company and to provide them with strong incentives to increase Mattel’s stockholder value during the term of the options. The Compensation Committee reviewed competitive data regarding equity incentive levels, relied upon the advice of the Compensation Committee’s independent compensation consultant and exercised its business judgment in determining the number of options to grant.

The Compensation Committee believes that significant equity interests in Mattel held by its executives more closely align the interests of stockholders and management. In light of this belief, Mattel has established stock ownership guidelines that apply to the named executive officers and certain other executive officers. Those executive officers to whom the guidelines apply have up to five years to attain target minimum levels of stock ownership, based on an ascending scale commensurate with their level in Mattel. Compliance with these guidelines, while not mandatory, is taken into consideration when the Compensation Committee grants stock options.

Other Executive Compensation and Benefits

The Compensation Committee is also responsible for, and periodically reviews, all other elements of the compensation and benefits of executive officers. These other elements include the Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended (the “SERP”), which is described under “Retirement Plans.” During 2004, the Compensation Committee asked its independent consultant, The Hay Group, to evaluate and report on the competitiveness of the SERP. The consultant performed the evaluation and suggested that the Compensation Committee consider enhancements to the SERP to increase its competitiveness. The Compensation Committee, considering the input of the consultant and exercising its business judgment, directed at the end of 2004 that work should begin on the Mattel, Inc. 2005 Supplemental Executive Retirement Plan (the “2005 SERP”), which is described below under “Retirement Plans.”

Executive officers and other Mattel employees also participate in the Mattel, Inc. Deferred Compensation and PIP Excess Plan (the “DCPEP”), a non-qualified deferred compensation plan that provides for deferral of compensation in excess of the amounts that are legally permitted to be deferred under the Mattel, Inc. Personal Investment Plan (the “PIP”), Mattel’s tax-qualified 401(k) savings plan. Participants in the DCPEP are permitted to direct the investment of their deferred compensation accounts, choosing from a range of investment choices that are similar, but not identical, to those available under the PIP.

Mattel also provides its executive officers and certain other employees with various perquisites. As to Mattel’s named executive officers, perquisites are described under “Employment Agreements.”

Compensation of the Chief Executive Officer

Mr. Eckert’s Employment Agreement dated as of October 18, 2000, effective as of May 16, 2000, established the terms and conditions of his employment with Mattel, including a minimum base salary, minimum levels of participation in incentive plans, the minimum benefits to which he was entitled under the compensation plans available to Mattel’s executive officers and payments or benefits to which he would be entitled upon termination of his employment. See “Employment Agreements” below. The Compensation Committee typically reviews the base salary of the Chief Executive Officer at least every 12 months pursuant to the same policies the Compensation Committee uses to evaluate the base salaries of the other executive officers. Mr. Eckert’s base salary was reviewed by the Compensation Committee during the year 2004 and was not increased.

Multiple components of Mr. Eckert’s compensation are tied directly to Mattel’s financial performance. Mr. Eckert’s stock options and deferrable restricted stock units are tied to Mattel’s financial performance in that the value of these equity securities is directly determined by the market value of Mattel’s stock. In 2004, the Compensation Committee awarded to Mr. Eckert an option under the 1996 Plan to purchase 375,000 shares of Mattel common stock. The purpose of this award was to provide Mr. Eckert with a continuing incentive to increase Mattel’s stock value during the term of the option. The Compensation Committee reviewed competitive data regarding total compensation packages and equity incentive levels for officers in Chairman and Chief Executive Officer positions, relied upon the advice of its independent compensation consultant and exercised its business judgment in making this grant to Mr. Eckert.

Mr. Eckert participates in Mattel’s annual incentive plan, the MIP. As explained above, the Compensation Committee met in March 2004 to establish performance goals under the MIP for the year 2004. Mr. Eckert’s performance goals were based upon Mattel’s overall corporate financial performance, specifically Mattel’s net operating profit after taxes less a capital charge, and upon achievement of objectively measurable strategic initiatives. The performance goals were set at threshold, target and maximum levels; consistent with the terms of Mr. Eckert’s employment agreement, if the goals were achieved at the target level, his annual bonus opportunity was 100% of his base salary, and if the goals were achieved at the maximum level, his bonus opportunity was 200% of his base salary. Achievement below the threshold level would have resulted in no annual bonus payment to Mr. Eckert. Achievement at the threshold, target or maximum levels would have resulted in annual bonus payments of $625,000, $1,250,000 or $2,500,000, respectively. With regard to the year 2004, Mattel achieved overall corporate financial performance between the threshold and target levels, and some but not all of the objectively measurable strategic initiatives were achieved. As a result, Mr. Eckert received an annual bonus of $984,344.

Mr. Eckert also participates in the LTIP. In March 2003, the Compensation Committee established goals under the LTIP for a plan cycle that began January 1, 2003 and ends on December

31, 2006. As explained above, Mr. Eckert’s performance goals under the LTIP are based exclusively upon Mattel’s corporate financial performance, specifically Mattel’s net operating profit after taxes less a capital charge. The goals were set at threshold, target and maximum levels; under the criteria established by the Compensation Committee, achievement of financial performance below the threshold level would result in no LTIP payment to Mr. Eckert, and achievement at the threshold, target or maximum levels would result in payments of $3,000,000, $6,000,000 or $12,000,000, respectively. The criteria established by the Compensation Committee included criteria for an interim payment based upon Mattel’s corporate financial performance during the January 1, 2003-December 31, 2004 portion of the 2003-2006 performance cycle. The performance criteria for an interim payment were not satisfied, and thus no interim payment was made with regard to the January 1, 2003-December 31, 2004 portion of the 2003-2006 performance cycle.

Internal Revenue Code Section 162(m)

As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to Mattel and to its executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted rights or on whether such compensation qualifies for the exemption for “performance-based” compensation under the provisions of Internal Revenue Code Section 162(m). Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to the amount deductible under Internal Revenue Code Section 162(m). The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

COMPENSATION COMMITTEE

John L. Vogelstein (Chair)

Eugene P. Beard

Dr. Andrea L. Rich

G. Craig Sullivan

March 16, 2005

PERFORMANCE GRAPH

The following graph compares the performance of Mattel common stock with that of the S&P 500 Index and the S&P 500 Consumer Staples Index. The Cumulative Total Return listed below assumes an initial investment of $100 on December 31, 1999 and reinvestment of dividends.

Comparison of Five Year Cumulative Total Return

Mattel, Inc., S&P 500 and S&P 500 Consumer Staples Index

1999 to 2004

CUMULATIVE TOTAL RETURN	1999	2000	2001	2002	2003	2004
Mattel, Inc.	$100.00	$112.08	$133.89	$149.45	$153.51	$158.85
S&P 500	$100.00	$90.97	$80.19	$62.57	$80.32	$88.94
S&P 500 Consumer Staples Index	$100.00	$116.32	$108.83	$104.35	$116.19	$125.59

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of Mattel who served in such capacities on December 31, 2004 (the “Named Executive Officers”), for service during each of the last three fiscal years.

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payout ($)	All Other Compensation ($)(3)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	2004 2003 2002	1,250,000 1,250,000 1,250,000	984,344 633,998 2,500,000	— — —	— — —	375,000 375,000 375,000	— — 8,000,000	1,365,041 10,961,642 127,494

Matthew C. Bousquette President, Mattel Brands	2004 2003 2002	900,000 891,667 850,000	269,010 307,895 892,500	71,772 82,310 61,929	— — —	250,000 250,000 150,000	— — 3,000,000	93,656 1,082,232 5,870,594

Thomas A. Debrowski Executive Vice President, Worldwide Operations	2004 2003 2002	660,000 655,000 625,000	311,840 200,851 567,000	— — —	— — —	100,000 100,000 85,000	— — 2,000,000	73,416 72,833 70,673

Kevin M. Farr Chief Financial Officer	2004 2003 2002	675,000 670,833 637,500	318,927 205,415 585,000	— — —	— — —	125,000 125,000 85,000	— — 2,000,000	291,387 2,026,540 62,160

Neil B. Friedman President, Fisher-Price Brands	2004 2003 2002	900,000 891,667 850,000	466,614 580,975 892,500	— — —	— — —	250,000 250,000 150,000	— — 3,000,000	55,197 1,190,305 5,662,565

(1)	Bonus amounts for Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Friedman for 2004 represent awards payable under the Mattel Incentive Plan. For more information, see “Report of the Compensation Committee—Annual Incentives.”

(2)	The 2004 amount for Mr. Bousquette includes $30,875 for the value of services received under Mattel’s senior executive financial advisory program and an associated tax gross-up of $26,038. The 2003 amount for Mr. Bousquette includes $30,475 for the value of services received under Mattel’s senior executive financial advisory program and an associated tax gross-up of $25,700. The 2002 amount for Mr. Bousquette includes $26,375 for the value of services received under Mattel’s senior executive financial advisory program and an associated tax gross-up of $22,246.

(3)

2004 amounts include gross-ups of $1,232,401 and $222,604 for Mr. Eckert and Mr. Farr, respectively, with regard to taxes on loan forgiveness, pursuant to the terms of loans that were forgiven in 2003. Loans were made in 1999 and 2000 to Mr. Bousquette, Mr. Farr and Mr. Friedman, and in 2000 to Mr. Eckert, and loan forgiveness and tax gross-ups with regard to these loans have occurred pursuant to the original terms of the loans. The purpose of the loans was to help ensure that Mattel would retain the services of these key executives during a time of management transition and business challenges. Each loan was designed to provide incentives for the executive to remain employed by Mattel for the full term of the loan. For more information concerning the loans, see “Employment Agreements—Employment Agreement with Robert A. Eckert” and “Employment Agreements—Employment Agreements with Matthew C. Bousquette, Thomas A. Debrowski, Kevin M. Farr and Neil B. Friedman.” 2004 amounts also include premiums on life insurance provided by Mattel for Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Friedman of $2,622, $3,150, $2,622, $1,815 and $9,030, respectively; contributions by Mattel on the executives’ behalf to Mattel’s Personal Investment Plan and

Mattel’s Deferred Compensation and PIP Excess Plan of $126,269, $89,731, $70,019, $66,193 and $35,892, respectively; and premiums on personal liability insurance provided by Mattel in the amount of $775 for each of Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Friedman. The 2004 amount for Mr. Eckert also includes $2,974 in respect of premiums on additional life insurance provided by Mattel pursuant to Mr. Eckert’s employment agreement. The 2004 amount for Mr. Friedman also includes the following gross-up amounts with respect to Medicare taxes: $5,984 on the value of vested SERP benefits and $3,516 on the value of vested benefits under the Fisher-Price Section 415 Excess Benefit Plan.

2003 amounts include $6,744,992 of principal and interest that was forgiven on May 18, 2003, with respect to a loan from Mattel to Mr. Eckert and $1,218,323 of principal and interest that was forgiven on February 3, 2003 with respect to a loan from Mattel to Mr. Farr. 2003 amounts also include gross-ups of $4,090,337, $1,000,559, $738,822 and $1,123,411 for Mr. Eckert, Mr. Bousquette, Mr. Farr and Mr. Friedman, respectively, with regard to taxes on loan forgiveness, pursuant to the terms of their respective loans. 2003 amounts additionally include premiums on life insurance provided by Mattel for Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Friedman of $1,710, $3,113, $2,689, $1,710 and $8,923, respectively; contributions by Mattel on the executives’ behalf to Mattel’s Personal Investment Plan and Mattel’s Deferred Compensation and PIP Excess Plan of $120,962, $77,885, $69,469, $67,010 and $34,308, respectively; and premiums on personal liability insurance provided by Mattel in the amount of $675 for each of Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Friedman. The 2003 amount for Mr. Eckert also includes $2,966 in respect of premiums on additional life insurance provided by Mattel pursuant to Mr. Eckert’s employment agreement. The 2003 amount for Mr. Friedman also includes the following gross-up amounts with respect to Medicare taxes: $21,303 on the value of vested SERP benefits and $1,685 on the value of vested benefits under the Fisher-Price Section 415 Excess Benefit Plan.

2002 amounts include $3,606,149 of principal and interest that was forgiven on October 29, 2002 with respect to loans from Mattel to each of Mr. Bousquette and Mr. Friedman. 2002 amounts also include gross-ups of $2,186,861 and $2,010,905 for Mr. Bousquette and Mr. Friedman, respectively, with regard to taxes on loan forgiveness, pursuant to the terms of the loans. 2002 amounts additionally include premiums on life insurance provided by Mattel for Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Friedman of $1,710, $1,980, $2,639, $1,710 and $8,349, respectively; contributions by Mattel on the executives’ behalf to Mattel’s Personal Investment Plan and Mattel’s Deferred Compensation and PIP Excess Plan of $122,596, $75,029, $67,460, $59,875 and $34,654, respectively; and premiums on personal liability insurance provided by Mattel in the amount of $575 for each of Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Friedman. The 2002 amount for Mr. Eckert also includes $2,613 in respect of premiums on additional life insurance provided by Mattel pursuant to Mr. Eckert’s employment agreement. The 2002 amount for Mr. Friedman also includes a $1,933 gross-up with respect to Medicare taxes on the value of vested SERP benefits.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value($)(2)
Robert A. Eckert	375,000	5.0%	16.96	4/30/2014	3,016,838
Matthew C. Bousquette	250,000	3.4%	16.96	4/30/2014	2,041,225
Thomas A. Debrowski	100,000	1.3%	16.96	4/30/2014	816,490
Kevin M. Farr	125,000	1.7%	16.96	4/30/2014	1,020,613
Neil B. Friedman	250,000	3.4%	16.96	4/30/2014	2,041,225

(1)	These awards of non-qualified stock options were made pursuant to the 1996 Plan on April 30, 2004, with an exercise price of $16.96 per share, which was the closing price per share of Mattel common stock on the date of grant. The options vest and become exercisable as follows: with respect to 10% of the shares, on October 31, 2004, with respect to an additional 10% of the shares, on April 30, 2005, and with respect to an additional 20% of the shares, on each of October 31, 2005, April 30, 2006, October 31, 2006 and April 30, 2007. The options will expire on April 30, 2014. The 1996 Plan and the executives’ respective employment agreements have provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options, as described below under “Employment Agreements.”

(2)	Amounts shown are estimates of the grant date present value of the options calculated using a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 4.51% risk-free rate; 8.95-year expected life; 1.00% dividend yield; 39.23% volatility factor; and the exercise price as set forth in the table above. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert A. Eckert	—	—	3,412,500	712,500	24,819,375	871,875
Matthew C. Bousquette	3,906	5,941	1,268,750	455,000	8,431,250	581,250
Thomas A. Debrowski	—	—	423,000	187,000	1,404,188	232,500
Kevin M. Farr	6,250	8,230	761,125	229,500	5,202,125	290,625
Neil B. Friedman	—	—	1,195,000	455,000	8,431,250	581,250

(1)	This table gives information for options exercised by each of the Named Executive Officers in 2004 and the value of unexercised in-the-money options at the fiscal year-end. The value of unexercised in-the-money options/SARs at fiscal year-end is calculated as the excess of the market value of the underlying shares, based on the $19.49 closing price per share of Mattel’s common stock on December 31, 2004, over the exercise price for those shares.

LONG-TERM INCENTIVE PLANS (1)

Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold ($)	Target ($)	Maximum ($)
Robert A. Eckert	—	12/31/06	3,000,000	6,000,000	12,000,000
Matthew C. Bousquette	—	12/31/06	1,250,000	2,500,000	5,000,000
Thomas A. Debrowski	—	12/31/06	750,000	1,500,000	3,000,000
Kevin M. Farr	—	12/31/06	750,000	1,500,000	3,000,000
Neil B. Friedman	—	12/31/06	1,250,000	2,500,000	5,000,000

(1)	The table provides information regarding a performance cycle under Mattel’s LTIP that began in 2003. In March 2003, the Compensation Committee established the performance targets for the January 1, 2003-December 31, 2006 performance cycle. For the 2003-2006 cycle, the Compensation Committee based the performance targets on net operating profit after taxes less a capital charge. In March 2003, the Compensation Committee established the level of each executive’s participation and threshold, target and maximum levels for the performance criteria that had to be achieved before incentive payments would be awarded under the LTIP at the threshold, target and maximum payout levels. These performance criteria included criteria for an interim payment based upon financial performance during the January 1, 2003-December 31, 2004 portion of the 2003-2006 performance cycle. The performance criteria for an interim payment were not satisfied, and thus no interim payment was made with regard to the January 1, 2003-December 31, 2004 portion of the 2003-2006 performance cycle.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of Mattel are authorized for issuance:

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	41,337,900	19.06	8,420,449	(2)
Equity compensation plans not approved by security holders(3)	4,099,000	13.63	3,538,852	(4)
Total	45,436,900	18.57	11,959,301	(4)

(1)	Consists of the LTIP, the 1990 Stock Option Plan, the 1996 Stock Option Plan (the “1996 Plan”), the 1997 Premium Price Stock Option Plan and equity compensation plans assumed by Mattel in connection with mergers and acquisitions of the companies that originally established those plans. No additional options may be granted under the assumed plans.

(2)	The 1996 Plan has the following provisions with regard to the number of shares of common stock for which grants may be awarded, which include an “evergreen” feature: The maximum number of shares for which grants may be awarded in a calendar year is 1.5% of the total outstanding shares of the common stock of Mattel as of the first day of that calendar year. Any unused portion of the percentage limit for any calendar year is carried forward and made available for grants in succeeding calendar years. In addition, the number of shares available for grant under the 1996 Plan was increased, effective as of February 4, 1999, by 6,000,000 shares, which may be granted only to new employees who become employees in connection with Mattel’s acquisition of another company, trade or business. However, not more than 50,000,000 shares of common stock are cumulatively available for grants under the 1996 Plan.

(3)	Consists of the 1999 Stock Option Plan (the “1999 Plan”), the Deferred Compensation and PIP Excess Plan (the “Employee Deferred Compensation Plan”) and the Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan” and, together with the Employee Deferred Compensation Plan, the “Deferred Compensation Plans”).

(4)	Includes shares issuable pursuant to 685,468 deferrable restricted stock units granted to Mr. Eckert under the terms of his employment agreement. Excludes shares issuable to Mattel executive officers and directors under the Deferred Compensation Plans, which are described in more detail below. As of December 31, 2004, there were 155,616 shares credited to the accounts of participants in the Deferred Compensation Plans.

1999 Stock Option Plan

The 1999 Plan was adopted by Mattel’s Board of Directors on November 4, 1999. The 1999 Plan is a non-stockholder approved plan. Stock options may be granted under the 1999 Plan to employees of Mattel (or any parent or subsidiary corporation) who are neither executive officers of Mattel nor members of the Board of Directors of Mattel at the time of the grant. Options may also be granted to certain consultants and advisers of Mattel. The 1999 Plan authorizes the Compensation Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. Options under the 1999 Plan are non-qualified options under federal tax law. Options are granted with an exercise price equal to the market price of Mattel’s common stock on the date of grant and generally vest semi-annually over three years. In the event of a change in control (as defined in the 1999 Plan) of Mattel, all options and stock appreciation rights then outstanding would become fully exercisable as of the date of the change in control, and all restrictions and conditions of all grants of restricted stock then outstanding would be deemed satisfied as of the date of the change in control. The 1999 Plan authorizes 12,800,000 shares of common stock for issuance. As of December 31, 2004, options covering 4,099,000 shares of common stock were outstanding under the 1999 Plan, 2,853,384 shares remained available for future grants, and options covering 5,847,616 shares had been exercised.

Deferred Compensation Plans

Under the Deferred Compensation Plans, participating employees and directors have the opportunity to elect to defer compensation and, under the Employee Deferred Compensation Plan, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a stock equivalent account representing hypothetical shares of common stock of Mattel, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

Mattel, Inc. 2005 Equity Compensation Plan

Please see “Proposal 3—Mattel, Inc. 2005 Equity Compensation Plan” for a discussion of the proposed new Mattel, Inc. 2005 Equity Compensation Plan (the “Plan”). If the Plan is approved by Mattel’s stockholders at the 2005 Annual Meeting of Stockholders, (a) no further grants will be made under the 1999 Plan or the 1996 Plan, and (b) the 1999 Plan and the 1996 Plan will each terminate on the date of the 2005 Annual Meeting, except with regard to grants then outstanding under the 1999 Plan and the 1996 Plan.

RETIREMENT PLANS

The Compensation Committee on March 16, 2005 approved significant changes to the design of Mattel’s supplemental retirement plans. In taking this action, the Compensation Committee received input from the Compensation Committee’s independent compensation consultant regarding competitive practices, considered advice from counsel regarding changes in tax laws affecting deferred compensation, and exercised its business judgment.

Through December 31, 2004, key Mattel executives designated by the Chief Executive Officer, including all of the named executive officers, participated in the Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended (the “SERP”), which was originally adopted by Mattel effective May 1, 1996, and amended effective November 4, 1999. In late 2004, as part of the American Jobs Creation Act, the federal income tax law governing non-qualified deferred compensation arrangements was significantly revised. Benefits provided under the SERP that are not considered to have been earned and vested as of December 31, 2004, would have been subject to the new law. In response to this tax law change, on March 16, 2005, the Compensation Committee approved freezing the SERP as of December 31, 2004, in order to ensure that SERP benefits that are not subject to the new tax law continue to be provided under the terms of the SERP as in effect when it was frozen, without adverse tax consequences for the participants. At the same time, in response to the tax law change and to a review of competitive practices, the Compensation Committee approved the Mattel, Inc. 2005 Supplemental Executive Retirement Plan (the “2005 SERP”), which provides for supplemental retirement benefits that are subject to the new tax law, on terms and conditions intended to comply with the new tax law, and provides as well for enhanced retirement benefits for certain designated key Mattel executives.

The 2005 SERP has two purposes: to help retain selected key Mattel executives by providing them with retirement benefits more consistent with current competitive practices than those provided under the SERP; and for SERP participants who are not eligible for these enhanced benefits, to provide continued benefit accruals under the formula of the SERP, but on terms and conditions that comply with the requirements of the new tax law. The latter benefits are referred to as “Part A Benefits” and the enhanced benefits are referred to as “Part B Benefits.” Participants who receive Part B Benefits generally receive neither benefits under the SERP nor Part A Benefits under the 2005 SERP.

All participants in the SERP who were employed with Mattel as of January 1, 2005, are automatically participants in the 2005 SERP with Part A Benefits. Mattel’s Chief Executive Officer has the authority to designate additional employees as participants eligible for Part A Benefits, and to designate the employees who will be eligible for Part B Benefits and any special requirements that they must meet in order to receive Part B Benefits. Ten executive officers have been designated to receive Part B Benefits, including all of the named executive officers.

Under the SERP, in most cases a vested participant with five to 15 years of service will be entitled to a yearly benefit for his or her lifetime beginning at age 60 equal to (1) 25% of the participant’s average annual compensation during the final three years of employment (final average compensation), multiplied by (2) a fraction, not in excess of one, equal to the number of months of service credited to the participant divided by 180. In most cases, a vested participant with more than 15 years of service will be entitled to a yearly benefit for his or her lifetime beginning at age 60 equal to (1) 25% of the participant’s final average compensation, plus (2) an additional 0.1666% for each month of credited service after 15 years, up to a maximum total percentage of 35%. A participant vests upon completing five years of service and attaining age 55. The compensation used in determining final average compensation under the SERP is generally the participant’s average base salary plus bonuses paid under the MIP and the Prior MIP for the three final years of employment with Mattel. The SERP is unfunded.

As noted above, Part A Benefits under the 2005 SERP are computed in the same manner as the benefits described above under the SERP. Because each named executive officer has been designated to receive Part B Benefits under the 2005 SERP, none of the named executive officers will receive any benefits under the SERP or any Part A Benefits under the 2005 SERP.

Part B Benefits under the 2005 SERP will be computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to (1) 60% of the participant’s final average compensation multiplied by (2) a fraction, not in excess of one, equal to the number of months of service credited to the participant divided by 180, less (3) offsets for employer contributions to the participant’s accounts under the Mattel, Inc. Personal Investment Plan and the Mattel, Inc. Deferred Compensation and PIP Excess Plan and for any benefits to which the participant is entitled under the Fisher-Price Pension Plan and the Fisher-Price Section 415 Excess Benefit Plan. The benefit of a participant whose employment terminates after age 55 but before age 60 is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60. For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP and its predecessor, and special achievement bonuses that the Compensation Committee designates to be taken into account for these purposes, during the 36 consecutive months, out of the last 120 consecutive months of employment, during which these amounts are the highest. The 2005 SERP is unfunded.

As under the SERP, in order to receive benefits under the 2005 SERP, a participant must complete five years of service and attain age 55, except that death and disability benefits are paid if the participant dies or becomes disabled after attaining age 45 (subject to offset for long-term disability benefits, in the case of Part B Benefits). In addition, as discussed below, certain named executive officers are required to satisfy certain continued service requirements in order to receive benefits under the 2005 SERP. See “Employment Agreements—Employment Agreements with Matthew C. Bousquette, Thomas A. Debrowski, Kevin M. Farr and Neil B. Friedman.”

The following table shows the estimated annual benefit that would be payable to Part B Benefits participants in the 2005 SERP at age 60. As noted above, the amounts shown in the table will be offset by the value of employer contributions to the participant’s accounts under the Mattel, Inc. Personal Investment Plan and the Mattel, Inc. Deferred Compensation and PIP Excess Plan and of any benefits to which the participant is entitled under the Fisher-Price Pension Plan and the Fisher-Price Section 415 Excess Benefit Plan. As noted above, each named executive officer is a Part B participant in the 2005 SERP:

	Approximate Annual Retirement Benefits Retiring at Age 60
Final Average Compensation	5 Years of Service	10 Years of Service	15 Years of Service
$ 750,000	150,000	300,000	450,000
1,000,000	200,000	400,000	600,000
2,000,000	400,000	800,000	1,200,000
3,000,000	600,000	1,200,000	1,800,000

Final average compensation under the 2005 SERP for Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Neil Friedman would be $2,759,487, $1,493,346, $970,070, $993,919 and $1,470,703, respectively, and the years of service with Mattel would be 4.6, 11.0, 4.1, 13.1 and 7.8, respectively, in each case assuming a termination of employment as of December 31, 2004 (and assuming for this purpose that the 2005 SERP formula for final average compensation had been in effect at that time). The benefits above are computed as a straight-life annuity and are not reduced for Social Security.

For a discussion of provisions of Mr. Eckert’s employment agreement relating to the 2005 SERP, see “Employment Agreements—Employment Agreement with Robert A. Eckert.” For a discussion of provisions of amendments to the employment agreements of Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Neil Friedman relating to the 2005 SERP, see “Employment Agreements—Employment Agreements with Matthew C. Bousquette, Thomas A. Debrowski, Kevin M. Farr and Neil B. Friedman.”

EMPLOYMENT AGREEMENTS

Mattel has entered into employment agreements with each of Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Neil Friedman. Mr. Eckert entered into an employment agreement dated October 18, 2000 and effective as of May 16, 2000, as described below. Mr. Farr entered into an amended and restated employment agreement dated March 28, 2000, as described below. Each of Mr. Bousquette and Mr. Neil Friedman entered into employment agreements dated as of January 31, 2000, and effective as of April 1, 1999, as described below. Mr. Debrowski entered into an employment agreement dated November 13, 2000.

Employment Agreement with Robert A. Eckert. Mattel entered into an employment agreement with Mr. Eckert on October 18, 2000, effective as of May 16, 2000, which contains the terms of Mr. Eckert’s employment with Mattel and which replaces the letter of intent entered into between Mattel and Mr. Eckert on May 16, 2000.

The employment agreement provides that Mr. Eckert will serve as Chairman of the Board of Directors and Chief Executive Officer of Mattel and that he will be nominated for election as a director of Mattel. The initial term of Mr. Eckert’s employment ran until June 30, 2003. However, each day after June 30, 2000, the term of Mr. Eckert’s employment is automatically extended by one day, so that the remaining term will always be three years, unless Mr. Eckert or Mattel gives notice to the other that the agreement will not be extended. The employment agreement provides for an initial base salary of $1.25 million per year, which will be reviewed no less than once every 18 months and may be increased at any time but may never be reduced. Mr. Eckert’s base salary has not been increased since he joined Mattel in 2000. Mr. Eckert also received a signing bonus of approximately $2.8 million to compensate him for a management bonus he forfeited by leaving Kraft Foods, Inc. to join Mattel.

The employment agreement provides that Mr. Eckert will participate in and be eligible for bonuses in such annual bonus plans and programs, such as the MIP and the Prior MIP, as may be in effect from time to time (collectively, the annual incentive plans). Mr. Eckert’s annual target bonus under the annual incentive plans will equal at least 100% of his base salary and his maximum bonus will equal at least 200% of his base salary. Pursuant to the employment agreement, Mr. Eckert was paid a guaranteed minimum 2000 annual incentive plan bonus equal to 100% of his annual base salary, without pro-ration. The employment agreement provides that Mr. Eckert will also participate and be eligible for bonuses under such long term bonus plans and programs, such as the Mattel Long-Term Incentive Plan (the “LTIP”), as may be in effect from time to time. Pursuant to the terms of the employment agreement, for the 2000-2002 LTIP cycle, Mr. Eckert’s bonus opportunity was required to be at least $2,000,000 for performance at the threshold level, $4,000,000 at the target level and $8,000,000 at the maximum level. Mr. Eckert’s participation in any subsequent LTIP performance cycles is required to be consistent with competitive pay practices generally and with the level of participation by other senior executives of Mattel. Mr. Eckert is eligible to participate in any other incentive plans or programs in effect from time to time for other executives of Mattel.

The employment agreement provides that Mr. Eckert will participate, on terms not less favorable than the terms offered to other senior executives of Mattel, in any group or executive life, disability insurance plan, medical and dental program, pension, profit sharing, 401(k) and similar benefit plans or other fringe benefits, including a leased automobile, car and driver, personal and home security, first-class travel expenses, company-issued gasoline credit card, financial counseling and tax preparation services and club memberships and dues, offered by Mattel from time to time. In March 2005 Mr. Eckert’s employment agreement was amended to provide that Mr. Eckert is granted the right to use

Mattel aircraft for personal use up to 60 hours per year while he serves as Chief Executive Officer and that he will receive an amount adequate to pay his income taxes on the amount of imputed income he receives as a result of this benefit and the payment of his taxes. In addition to any group or executive life insurance benefits, Mattel must maintain life insurance that will pay Mr. Eckert’s beneficiaries a death benefit equal to three times his initial base salary. Pursuant to the employment agreement, Mattel paid all costs of relocation of Mr. Eckert and his family to California, including temporary living expenses, and arranged for the sale of his former residence at appraised value through a relocation firm. Mr. Eckert was also given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to relocation payments from Mattel and with respect to such taxes.

Upon termination of Mr. Eckert’s employment, he will be entitled to receive a supplemental retirement benefit for his life which, when added to any benefits payable to Mr. Eckert under all retirement plans of Mattel, will produce an aggregate annual pension benefit payable at age 60 of not less than 35% of the greater of (1) Mr. Eckert’s average base salary and annual bonus computed with reference to certain years preceding termination or (2) $2.5 million (the “SERP Benefits”). If Mr. Eckert’s employment is terminated prior to age 60 for any reason other than termination by Mattel for cause or resignation by Mr. Eckert without good reason, Mr. Eckert will be entitled to the SERP Benefits. If Mr. Eckert’s employment is terminated by Mattel other than for cause or disability or if Mr. Eckert resigns for good reason, then Mr. Eckert’s average annual compensation for purposes of determining the SERP Benefits will be calculated as if he had remained employed by Mattel for three additional years and had received for each of those years a base salary at the rate in effect at the time notice of termination was given and a specified bonus. If Mr. Eckert’s employment is terminated prior to age 60 by Mattel for cause or Mr. Eckert resigns without good reason, the SERP Benefits will be reduced by 3% for each full year during the period between such termination or resignation and Mr. Eckert’s sixtieth birthday; and if such a termination or resignation occurs before May 16, 2005, the amount of the SERP Benefits, as reduced under the preceding clause, will be further prorated by multiplying such amount by a fraction the numerator of which is the number of months Mr. Eckert was employed by Mattel and the denominator of which is 60. If Mr. Eckert’s employment is terminated prior to age 60, Mr. Eckert may elect to begin to receive SERP Benefits prior to age 60, but the SERP Benefits will be reduced by 3% for each full year that SERP Benefits are commenced prior to age 60. If Mr. Eckert’s employment is terminated as a result of a change of control of Mattel, the 3% discount for early commencement will be measured from age 55. In the event of Mr. Eckert’s death before the SERP Benefits become payable, his wife will receive a survivor annuity for her life equal to 50% of the amount which would have been payable to Mr. Eckert if he had resigned for good reason immediately prior to the date of his death and elected to commence his SERP Benefits immediately. Any such survivor benefit will be reduced by the amount of any pre-retirement survivor benefit payable to Mr. Eckert’s wife under Mattel’s qualified and non-qualified defined benefit retirement plans.

The employment agreement provides for an initial grant to Mr. Eckert of options to purchase three million shares of Mattel common stock with an exercise price per share equal to $11.25, which was the closing price of Mattel’s common stock on May 16, 2000, the date Mr. Eckert began employment with Mattel. Twenty-five percent of the options granted to Mr. Eckert were immediately vested and exercisable, and an additional twenty-five percent of such options became vested and exercisable on each of May 16, 2001, May 16, 2002 and May 16, 2003. The options were granted under the Mattel 1996 Stock Option Plan, as amended, and will expire ten years from the date of grant. The employment agreement also provides for a grant of 685,468 deferrable restricted stock units, made to compensate Mr. Eckert for a grant of restricted stock he forfeited by leaving Kraft Foods, Inc. to join Mattel. On each of June 30, 2000, January 31, 2001, and January 31, 2002, twenty-five percent of the deferrable restricted stock units granted to Mr. Eckert became vested. The final twenty-five percent of such deferrable restricted stock units will become vested on June 30, 2008. The shares issuable as a result of the vesting of such deferrable restricted stock units will be delivered by Mattel to Mr. Eckert by the earlier of: (A) April 1 of the year that next follows the end of the calendar year during which Mr. Eckert ceases to be employed by Mattel; or (B) 13 months following the earliest date when the entire payment would be tax deductible under all pertinent federal tax laws, including Internal Revenue Code Section 162(m), without affecting the deductibility of $1 million of Mr. Eckert’s base salary in any year, as determined by the reasonable belief of the Compensation/Options Committee. Mr. Eckert is also eligible to receive additional grants under Mattel’s stock option plans and other stock incentive programs consistent with competitive pay practices generally and with awards made to other senior executives of Mattel.

The employment agreement provides that Mattel may terminate Mr. Eckert’s employment for “cause,” as defined in the employment agreement, if “cause” exists and two-thirds of the independent directors of the Board determine that termination is appropriate. Mr. Eckert may terminate his employment if “good reason” exists, as defined in the employment agreement. “Good reason” includes, among other things, any change in Mr. Eckert’s duties, authority or responsibility that is inconsistent with his position as described in the employment agreement, any failure of a successor to Mattel to assume or perform the agreement and any requirement by Mattel that Mr. Eckert be based outside of Los Angeles, in each case without his consent.

If Mr. Eckert’s employment is terminated for cause or if he terminates his employment without good reason, Mattel will pay Mr. Eckert his full base salary and any other accrued obligations through the termination date at the then-effective rate.

The employment agreement also provides that in the event of a termination of Mr. Eckert’s employment by his death, Mr. Eckert’s family will receive certain health care benefits and financial counseling for three years and Mr. Eckert’s legal representatives will receive any benefits payable to his surviving spouse or other named beneficiaries under the provisions of any applicable Mattel plan or program upon Mr. Eckert’s death.

If Mr. Eckert’s employment is terminated as a result of “disability” as defined in the employment agreement, Mr. Eckert will receive disability benefits, and until the earlier of (x) the third anniversary of the termination date or (y) the date he accepts other similar employment, Mattel will provide Mr. Eckert certain employee benefits at Mattel’s expense, including coverage under Mattel’s medical, dental and other health care plans, outplacement services, financial counseling and tax preparation services, country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nominal sum. In addition, Mr. Eckert will receive immediately the SERP Benefits for which he is eligible on the termination date.

If Mattel terminates Mr. Eckert’s employment other than for cause, death or disability or he terminates his employment for good reason (in each case, other than within 18 months following a change of control):

•	Mattel will pay Mr. Eckert an amount consisting of:

(1)	his base salary through the termination date at the then-effective rate;

(2)	a current year bonus (the “Bonus”) equal to the greatest of (a) the average of the two highest annual incentive plan bonuses received by him in the last three years, prorated to reflect the number of months of his employment in the current year, (b) the annual bonus paid to him under the Prior MIP in 2000 or 2001, whichever is greater and without proration, and (c) the target bonus under the Prior MIP for the 2000 year;

(3)	an LTIP payment for any LTIP performance period that was established for Mr. Eckert before the termination, reflecting the amount Mr. Eckert would have received if Mr. Eckert had remained employed for the entire performance period, prorated based on the number of months of his employment during the performance period; and

(4)	three times the sum of (A) Mr. Eckert’s annual base salary at the then-effective rate and (B) the Bonus, but without proration;

•	until the earlier of (x) the third anniversary of the termination date or (y) the date Mr. Eckert begins other similar employment, Mattel will provide Mr. Eckert certain employee benefits at Mattel’s expense, including but not limited to coverage under Mattel’s medical, dental and other health care plans, outplacement services, financial counseling and tax preparation services, country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nominal sum; and

•	credit will be given for three years of service (in addition to actual service) and for three years of attained age (in addition to Mr. Eckert’s actual age) for purposes of computing any service and age-related benefits for which he is eligible under Mattel’s plans and programs, including the SERP.

If, within 18 months following a “change of control” (as defined in the employment agreement) of Mattel, Mr. Eckert terminates his employment for good reason, Mattel or the surviving entity terminates his employment other than for cause or disability, or within the 30-day period immediately following the six-month anniversary of a change of control Mr. Eckert terminates his employment for any reason, Mattel will, among other things, make all the payments and provide all the benefits to Mr. Eckert described in the paragraph immediately above, except for the prorated LTIP payment. Instead of the prorated LTIP payment, the terms of the LTIP provide that in the event of the change in control of Mattel, Mr. Eckert will receive within 30 days after the change of control any earned but unpaid LTIP bonuses and an interim cash payment for each performance period commenced but not completed prior to the date of the change of control equal to the amount Mr. Eckert would have received had the target performance objectives been achieved with respect to each such performance period. If, with respect to payments or distributions in the nature of compensation (including accelerated vesting and exercisability of stock options) made by Mattel due to a change of control, Mr. Eckert is subject to the payment of excise tax under Section 4999 of the Internal Revenue Code, Mattel will pay him an additional amount so as to place him in the same after-tax position he would have been in had such excise tax not applied.

If Mr. Eckert’s employment with Mattel is terminated without cause by Mattel, because of death or disability, by him for good reason, or by him within the 30-day period immediately following the six-month anniversary of a change of control, (1) all outstanding stock options (in the case of termination other than upon death or disability, excluding options issued under the PPO Plan) held by Mr. Eckert will become immediately exercisable, and he will have until the date that is ten years from the date each outstanding option was granted to exercise such option and (2) all restricted stock units and restricted stock will become immediately vested and non-forfeitable.

Mr. Eckert is a participant in the 2005 SERP, which is described above under “Retirement Plans.” He has been designated as eligible for the enhanced benefits (Part B Benefits) under the 2005 SERP. Mattel and Mr. Eckert entered into a letter agreement dated as of April 4, 2005; the letter agreement did not amend Mr. Eckert’s employment agreement, but it clarified that his benefits under the New SERP will be taken into account in determining the extent to which he is entitled to the SERP Benefits described above.

In addition, Mr. Eckert received a loan from Mattel on May 18, 2000, in the principal amount of $5.5 million, which was due and payable on or before May 19, 2003, with interest to accrue annually at 7% per annum. If Mr. Eckert’s employment with Mattel had been terminated for cause, or he had resigned without good reason, prior to May 19, 2003, then the loan to Mr. Eckert would, pursuant to the terms of the loan, have become due and payable, including interest accrued, 30 days after such termination date. Mr. Eckert remained employed by Mattel on May 18, 2003, and accordingly, pursuant to the terms of the loan, the principal amount of the loan to Mr. Eckert and all accrued unpaid interest were forgiven. In addition, Mr. Eckert, pursuant to the terms of the loans, became entitled to receive additional payments to reimburse him for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loans and with respect to such taxes, as and when the taxes are required to be paid, subject to requirements of continued employment under the terms of the loans.

Employment Agreements with Matthew C. Bousquette, Thomas A. Debrowski, Kevin M. Farr and Neil B. Friedman. Mr. Bousquette serves as President, Mattel Brands; Mr. Debrowski serves as Executive Vice President, Worldwide Operations; Mr. Farr serves as Mattel’s Chief Financial Officer; and Mr. Friedman serves as President, Fisher-Price Brands. The employment agreements for each of these executives contain substantially similar terms except as described below.

The agreements generally provide a three-year term of employment, except for Mr. Debrowski’s agreement, which provides for a two-year term. On the first day of each month, the term of each agreement is automatically extended by one month unless the executive or Mattel gives notice to the other that the agreement will not be extended and will be terminated. The agreements generally provide that each executive is to receive a base salary at least equal to his salary in effect on the date of the agreement, and base salaries must be reviewed no less frequently than once every eighteen months and may be increased at any time. As of December 31, 2004, the base salary for each of Mr. Bousquette and Mr. Friedman was $900,000, the base salary for Mr. Farr was $675,000 and the base salary for Mr. Debrowski was $660,000. As a result of a merit review in the ordinary course, increases were made to the base salaries effective February 28, 2005, as follows: the salary of each of Mr. Bousquette and Mr. Friedman was increased to $935,000, the salary of Mr. Farr was increased to $700,000 and the salary of Mr. Debrowski was increased to $685,000. Each agreement also provides for the executive’s participation in various incentive and employee benefit plans as may be in effect from time to time with respect to executives employed by Mattel, including but not limited to the MIP, the LTIP, Mattel’s stock option plans and retirement plans, as well as other benefit plans and programs available to executive officers and employees generally.

Mattel may terminate the executive’s employment for “cause,” as defined in the agreements, if the Chief Executive Officer of Mattel determines that “cause” exists. Each executive may terminate his employment if “good reason” exists, as defined in the agreements. “Good reason” includes, among other things, any change in duties, authority or responsibility of the executive that is inconsistent with the executive’s position as described in his respective agreement, any failure of a successor to Mattel to assume or perform the agreement and any requirement by Mattel that the executive be based outside of Los Angeles (or, in the case of Mr. Friedman, New York), in each case without the executive’s consent. If the executive’s employment is terminated for cause or if the executive terminates his employment without good reason, Mattel will pay the executive his full base salary through the termination date at the then-effective rate. The agreements also provide for, among other things, certain health care and disability benefits to the executives or their families in the event of termination of employment by death or disability.

If Mattel terminates the executive’s employment other than for cause, death or disability or the executive resigns for good reason (in each case, other than within 18 months following a change of control):

Mattel will pay the executive an amount consisting of:

(1)	the executive’s base salary through the termination date;

(2)	a current year bonus (the “Bonus”) equal to the greatest of (a) the average of the two highest annual incentive plan bonuses received by the executive in the last three years, prorated to reflect the number of months of the executive’s employment in the current year, (b) the bonus paid to the executive under the prior MIP in 2000 or 2001, whichever is greater, and (c) the target bonus under the prior MIP for the 2000 year (or, in the case of Mr. Debrowski and Mr. Farr, instead of the greatest of (a), (b) and (c), a current year MIP bonus equal to the average of the two highest annual incentive plan bonuses received by Mr. Debrowski or Mr. Farr, respectively, in the last three years, prorated to reflect the number of months of the executive’s employment in the current year);

(3)	an LTIP payment for any LTIP cycle that was established for the executive before the termination date, reflecting the amount the executive would have received if the executive had remained employed for the entire performance period, prorated based on the number of months of the executive’s employment during the performance period; and

(4)	three times (two times, in the case of Mr. Debrowski) the sum of (A) the executive’s annual base salary at the then-effective rate and (B) the Bonus, but without proration;

(5)	until the earlier of (x) the third anniversary (second anniversary, in the case of Mr. Debrowski) of the termination date or (y) the date the executive accepts other similar employment, Mattel will provide the executive certain employee benefits at Mattel’s expense, including but not limited to medical, dental and other health care coverage, outplacement services, financial counseling services, tax preparation services (only for Mr. Bousquette, Mr. Debrowski and Mr. Friedman), country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nominal sum;

(6)	except in the case of Mr. Debrowski, the executive will be granted three additional years of age and service credit for purposes of computing any service and age-related benefits for which the executive is eligible under Mattel’s plans and programs, including the SERP; and

any stock options granted to the executive under any stock option plan of Mattel (other than the 1997 Premium Price Stock Option Plan) will immediately vest and the executive will have until the earlier of

90 days after such termination or the expiration date of the options to exercise the options, except for Mr. Farr, who will have until the earlier of two years after such termination or the expiration date of the options to exercise the options.

With respect to only Mr. Bousquette and Mr. Friedman, if Mattel terminates the executive’s employment other than for cause, death or disability, or if the executive resigns for good reason, and such termination occurs within 18 months after the date upon which Mattel changes the person to whom the executive immediately reports, then (1) the executive’s Bonus, as described above, will be no less than the executive’s maximum targeted annual incentive plan bonus for the year in which the termination of employment occurs, and (2) the executive’s LTIP payment described above will be based on the maximum LTIP payment that the executive could have received with respect to the pending performance period, rather than the amount which would have been payable to the executive had he remained employed for the entire performance period.

If, within 18 months following a “change of control” of Mattel, the executive resigns for good reason, Mattel terminates the executive’s employment other than for cause or disability, or, in the case of each executive other than Mr. Debrowski, within the 30-day period immediately following the six-month anniversary of a change of control, the executive terminates employment for any reason, Mattel will, among other things, make all the payments and provide all the benefits to the executives described in the two paragraphs immediately above, except for the pro rated LTIP payment. Instead of the prorated LTIP payment, each of the agreements (other than Mr. Debrowski’s) provide for the payment of the LTIP benefits in connection with a change of control in accordance with the terms of the LTIP’s change of control provisions. Mr. Debrowski’s agreement entitles him to an LTIP payment for the current year, assuming achievement of the three-year maximum award, without proration, reduced by any amounts paid to Mr. Debrowski under the LTIP for the current year as a result of a change of control, if the change of control occurs during the year in which termination occurs.

In addition, in the event of a change of control, options that accelerate under the executive’s agreement will remain exercisable for the longer of 90 days following the termination date (two years following the termination date, in the case of Mr. Farr only) or the period specified in the applicable agreement or plan, but in no event past the expiration date of the options. Furthermore, Mr. Debrowski will receive two years’ age and service credit for purposes of computing any service and age-related benefits under the SERP, the deferred compensation plan, and the retiree medical plan. If, with respect to payments or distributions in the nature of compensation (including accelerated vesting and exercisability of stock options) made by Mattel due to a change of control, the executive is subject to the payment of excise tax under Section 4999 of the Internal Revenue Code, Mattel will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such excise tax not applied.

In addition, pursuant to amendments, each dated February 10, 2000 in the case of Mr. Bousquette and Mr. Friedman and dated July 20, 2000 in the case of Mr. Farr, if an executive’s employment with Mattel is terminated without cause by Mattel, because of death or disability, by the executive for good reason, or by the executive within the 30-day period immediately following the six-month anniversary of a change of control, all then-outstanding stock options issued under the 1990 Plan or the 1996 Plan held by the executive that were outstanding as of February 1, 2000 (or in the case of Mr. Farr, that were outstanding as of March 30, 2000) will become immediately exercisable, and he will have until the date that is ten years from the date each outstanding option was granted to exercise such option.

In addition, pursuant to an amendment dated July 20, 2000, to Mr. Bousquette’s employment agreement, in the event that the employment of Mr. Bousquette is terminated by Mattel without cause or by Mr. Bousquette for good reason after he has attained fifty-two years of age, the executive’s benefits under the SERP will be fully vested. Furthermore, pursuant to an amendment dated November 14, 2000 to Mr. Friedman’s employment agreement, in the event that Mr. Friedman’s employment is terminated by Mattel without cause, by Mr. Friedman for good reason or by Mr. Friedman as a result of his retirement after the age of 55, his benefits under the SERP will be fully vested and, in lieu of the payments provided under the SERP, he will be entitled to an annual benefit of $300,000 for his lifetime, regardless of his years of service, age, actual compensation or average compensation. Mr. Friedman also agreed in this amendment that he had no intention, other than a result of physical limitations beyond his control, to retire prior to the age of 58.

Pursuant to an amendment dated March 6, 2002 to Mr. Farr’s employment agreement, certain provisions of Mr. Farr’s employment agreement relating to the calculation of SERP benefits were revised. Mr. Farr’s employment agreement had previously provided that if (a) Mattel terminated his employment for other than cause or disability, or if Mr. Farr terminated his employment for good reason (in each case, other than within 18 months following a change of control), (b) within 18 months following a change of control, Mr. Farr terminated his employment for good reason or Mattel or the surviving entity terminated Mr. Farr’s employment other than for cause or disability or (c) within the 30 day period immediately following the six month anniversary of a change of control Mr. Farr terminated his employment for any reason, then the SERP benefit would be calculated based upon 25% of the average of the final three years of his base salary, plus the average of the greater two out of his three most recent annual bonuses under the annual incentive plan. The amendment revised the percentage from 25% to 35%, to make the percentage consistent with a percentage set forth in the SERP itself.

Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Friedman are all participants in the 2005 SERP, which is described above under “Retirement Plans.” They have all been designated as eligible for the enhanced benefits (Part B Benefits) under the 2005 SERP, and in connection with that designation, each executive’s employment agreement was amended by a letter agreement dated April 4, 2005, as described below.

In order to be eligible for Part B Benefits, each of the executives must waive his right to benefits under the SERP. In addition, Mr. Friedman is required to remain employed with Mattel through August 19, 2007, and Mr. Debrowski is required to remain employed with Mattel through May 25, 2008; however, this continued employment requirement will be waived if the executive’s employment is terminated by Mattel without cause or the executive resigns for good reason, or, in the case of Mr. Friedman, if he resigns within the 30-day period immediately following the six-month anniversary of a change of control.

In addition, the letter agreements preserve, for purposes of the 2005 SERP, the special agreements regarding retirement benefits for each executive under the applicable employment agreement. Accordingly, each letter agreement provides that references in the executive’s employment agreement to the “SERP” will be deemed to refer to the 2005 SERP, so that any additional years of service and age that are credited to the executive under the employment agreement in connection with a termination of employment, as described above, will apply for purposes of computing the executive’s Part B Benefits. Mr. Bousquette will also be deemed to have reached age 55 and satisfied the requirement for 60 months of service for purposes of the 2005 SERP, if his employment with Mattel is terminated by Mattel without cause or by him for good reason after he has attained fifty-two years of age. Furthermore, Mr. Friedman will receive the greater of his Part B Benefit under the 2005 SERP or the $300,000 annual benefit described above. Finally, the special SERP formula included in Mr. Farr’s employment agreement is deleted, because his Part B Benefit will be greater.

Mr. Bousquette and Mr. Friedman each received a loan from Mattel on October 29, 1999, in the principal amount of $1.0 million, and a second loan from Mattel on April 7, 2000, in the principal amount of $2.0 million, which were all due and payable on or before October 29, 2002, with interest to accrue annually at 7% per annum. With respect to each executive, if his employment with Mattel had been terminated for cause, or the executive had resigned without good reason, prior to October 30, 2002, then the loans to such executive would, pursuant to the terms of the loans, have become due and payable, including interest accrued, 30 days after such termination date. Each of the executives remained employed by Mattel on October 29, 2002, and accordingly, pursuant to the terms of the loans, the principal amount of the loans to such executives and all accrued unpaid interest were forgiven. In addition, the executives, pursuant to the terms of the loans, became entitled to receive additional payments to reimburse them for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loans and with respect to such taxes, as and when the taxes are required to be paid, subject to requirements of continued employment under the terms of the loans.

Mr. Farr received a loan from Mattel on February 3, 2000, in the principal amount of $500,000, and another loan from Mattel on April 7, 2000, also in the principal amount of $500,000. Each of these loans was due and payable on or before February 4, 2003, with interest to accrue annually at 7% per annum. If Mr. Farr’s employment with Mattel had been terminated for cause, or if he had resigned without good reason, prior to February 4, 2003, then the loans to Mr. Farr would, pursuant to the terms of the loans, have become due and payable, including interest accrued, 30 days after such termination date. Mr. Farr remained employed by Mattel on February 3, 2003 and accordingly, pursuant to the terms of the loans, the principal amount of the loans to Mr. Farr and all accrued unpaid interest were forgiven. In addition, Mr. Farr, pursuant to the terms of the loans, became entitled to receive additional payments to reimburse him for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loans and with respect to such taxes, as and when the taxes are required to be paid, subject to requirements of continued employment under the terms of the loans.

CERTAIN TRANSACTIONS

On October 29, 1999, Mattel loaned $1.0 million at 7% per annum to each of Mr. Bousquette and Mr. Neil Friedman. On February 3, 2000, Mattel loaned $500,000 at 7% per annum to Mr. Farr. On April 7, 2000, Mattel loaned $2.0 million at 7% per annum to each of Mr. Bousquette and Mr. Neil Friedman. Also on April 7, 2000, Mattel loaned an additional $500,000 to Mr. Farr at 7% per annum. On May 18, 2000, Mattel loaned $5.5 million at 7% per annum to Mr. Eckert. All of such loans have been forgiven, pursuant to the terms of such loans. In connection with the forgiveness of such loans, the executives, pursuant to the terms of the loans, became entitled to receive additional payments to reimburse them for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loans and with respect to such taxes, as and when the taxes are required to be paid, subject to requirements of continued employment under the terms of the loans. See “Employment Agreements” above.

As disclosed in a Schedule 13G dated February 7, 2005 and filed with the SEC on February 9, 2005 by Citigroup Inc. (“Citigroup”), Citigroup is deemed to beneficially own more than 5% of Mattel’s common stock. An affiliate of Citigroup is a co-syndication agent and lender with a commitment of $100 million under Mattel’s $1.3 billion domestic unsecured committed revolving credit facility. Since January 1, 2004, Mattel has paid fees and interest in the aggregate amount of $0.4 million to such Citigroup affiliate with regard to its services pursuant to the credit facility. Other affiliates of Citigroup provide services to Mattel, including acting as a commercial paper dealer for Mattel, selling forward currency contracts to Mattel, providing banking and cash management services for Mattel and providing lines of credit to certain Mattel subsidiaries.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees Incurred by Mattel for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2004 and 2003:

	2004	2003
Audit fees (1)	$5,853,000	$2,920,000
Audit-related fees (2)	336,000	190,000
Tax fees (3)	2,845,000	2,748,000
All other fees (4)	—	107,000

Total	$9,034,000	$5,965,000

(1)	Audit fees consisted of fees for professional services provided in connection with the audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, including the audit of management’s assessment of internal control over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), the performance of limited reviews of Mattel’s quarterly unaudited financial information and audit services provided in connection with SEC filings and other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations concerning financial accounting and reporting standards, agreed upon procedures engagements and the audit of employee benefit plans.

(3)	Tax fees principally included (a) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services) of $543,000 for 2004 and $749,000 for 2003, and (b) other tax advice, tax consultation and tax planning services of $2,302,000 for 2004 and $1,999,000 for 2003, including expatriate tax services fees of $423,000 for 2004 and $460,000 for 2003.

(4)	All other fees principally include consulting services relating to employee benefit plans.

The charter of the Audit Committee provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the work. In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by Mattel’s independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services, and provides that the term of the pre-approval is 12 months from the date of pre-approval, unless the Audit

Committee specifically provides for a different period or the services are specifically associated with a period in time. Pursuant to the Pre-Approval Policy, the Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm. Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence. The Pre-Approval Policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Pre-Approval Policy further provides that the Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The ratification of the selection of Mattel’s independent registered public accounting firm requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MATTEL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

PROPOSAL 3

APPROVAL OF THE MATTEL, INC. 2005 EQUITY COMPENSATION PLAN

On March 16, 2005, the Compensation Committee of the Board of Directors approved, subject to stockholder approval, the Mattel, Inc. 2005 Equity Compensation Plan (referred to in this Proposal as the “Plan”). The Board recommends that the stockholders vote to approve the Plan for the reasons indicated below.

The Plan is designed to promote the interests of Mattel and its stockholders by enabling Mattel and its subsidiaries and designated affiliates (collectively referred to in this Proposal as the “Company”) to offer an opportunity to acquire an equity interest in Mattel so as to better attract, retain, and reward employees, non-employee directors and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between those persons and Mattel’s stockholders by providing those persons with a proprietary interest in pursuing the Company’s long-term growth and financial success.

Mattel currently has two equity compensation plans in effect: the Mattel 1996 Stock Option Plan (referred to in this Proposal as the “1996 Plan”), which was approved by the stockholders in May 1996; and the Mattel 1999 Stock Option Plan (referred to in this Proposal as the “1999 Plan”), which was adopted in 1999 without stockholder approval. If the Plan is approved by the stockholders, no further grants will be made under the 1999 Plan or the 1996 Plan and the 1999 Plan and the 1996 Plan will each terminate as of the date the stockholders approve the Plan, except with regard to grants then outstanding under the 1999 Plan and the 1996 Plan.

The Compensation Committee and the Board of Directors believe that it is in the best interests of the Company and its stockholders to provide, through the Plan, a comprehensive equity compensation program designed to enable the Company to attract, retain and reward employees, non-employee directors and other persons providing services to the Company. The Plan provides for a broader range of types of awards than the 1996 Plan, to enable the Company to respond to market trends and to tailor incentives to its business goals. In particular, the Plan authorizes the grant of stock options, stock appreciation rights (referred to in this Proposal as “SARs”), restricted stock, restricted stock units (referred to in this Proposal as “RSUs”), dividend equivalents and bonus stock. The Compensation Committee anticipates that, if the Plan is approved by the stockholders, grants may be made during 2005 to employees in the form of a mix of (1) non-qualified stock options and (2) RSUs with dividend equivalents and/or restricted stock. Previously, non-qualified stock options have been the primary form of equity compensation used by Mattel. In reconsidering the previous approach and designing a new approach to equity compensation, the Compensation Committee considered new accounting rules that will require the expensing of stock options, received input from its independent compensation consultant with regard to competitive market practices and exercised its business judgment.

The Plan includes provisions regarding the grant of awards that vest based upon the achievement of performance goals established by the Committee (as such term is defined below under the heading “Administration of the Plan”) and, like the 1996 Plan, is designed so that awards can be exempted from the limitations on tax deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986 (referred to in this Proposal as the “Internal Revenue Code”), as discussed in greater detail below under “Certain Federal Income Tax Consequences—Limits on the Company’s Deductions.”

Summary of the Plan

The following summarizes the material features of the Plan. The summary is subject to and qualified in its entirety by reference to the terms of the Plan document, which is included as Appendix C to this Proxy Statement.

Persons Eligible for Grants. The Plan permits the Committee to make grants to employees of, and other providers of services to, the Company, as well as providing for grants under specified parameters to Mattel’s non-employee directors. Recipients of grants are referred to below as participants. As of March 31, 2005, the Company had approximately 25,000 employees, and Mattel had ten non-employee directors.

Shares Available Under the Plan. The maximum number of shares of Mattel common stock for which grants may be made under the Plan is 50 million. For purposes of calculating the shares that remain available for grants under the Plan, each stock option or SAR will be treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to in this Proposal as “full-value grants”) will be treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to in this Proposal as the “full-value share debiting rate.” The Plan calls for a full-value share debiting rate of three-to-one, or a higher rate (such as four-to-one or five-to-one) if the Committee so determines. These different debiting rates for full-value grants, on the one hand, and stock options and SARs, on the other hand, are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the Plan. If a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the Plan will be increased by the number of shares not issued as a result, multiplied by three.

The maximum number of shares as to which grants may be made to a single participant in a single calendar year is 5 million.

The Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division, or similar event affecting the Company, the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares of common stock or other securities reserved for grants under the Plan, the limitations described above, the number and kind of shares or other securities subject to outstanding grants, and the maximum number and kind of shares of common stock or other securities to be granted to non-employee directors, as described below.

The Plan also provides that if a grant is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company (this kind of grant is referred to in this

Proposal as a “Substitute Grant”), then the number of shares available under the Plan will not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the NYSE.

On March 31, 2005, the closing price of Mattel common stock on the New York Stock Exchange was $21.35 per share.

Administration of the Plan. The Plan is administered by the Compensation Committee of the Board of Directors, or such other committee of members of the Board as the Board may designate from time to time (referred to in this Proposal as the “Committee”). The Committee is required to have at least three members, and all of its members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Internal Revenue Code Section 162(m), and must meet the independence requirements of the listing standards of the New York Stock Exchange. The Committee may include all members of the Board of Directors, if they all meet the foregoing requirements.

The Committee is authorized to construe and interpret the Plan, the rules and regulations under the Plan, and all grants under the Plan; and to adopt, amend and rescind rules and procedures relating to the administration of the Plan as, in its opinion, may be advisable in the administration of the Plan; and, except as provided in the Plan, to make all other determinations deemed necessary or advisable under the Plan. The Committee may, except to the extent prohibited by applicable law or the listing standards of the New York Stock Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation Mattel’s Chief Executive Officer. However, the Committee may not make any delegation of its authority with regard to the granting of stock options to Mattel’s directors and executive officers, except to the extent permitted by Rule 16b-3. In addition, it may not delegate its authority with respect to qualified performance-based grants, except to the extent permitted by the performance exception discussed below under “Certain Federal Income Tax Consequences—Limits on the Company’s Deductions.”

Types of Awards. The Plan authorizes the Committee to grant stock options, stock appreciation rights (referred to in this Proposal as “SARs”), restricted stock, RSUs, dividend equivalents and bonus stock, in each case based on Mattel common stock.

Stock Options. The Committee may grant stock options qualifying as incentive stock options under the Internal Revenue Code (called ISOs) and non-qualified stock options. The term of each stock option will be fixed by the Committee, but may not exceed ten years. The exercise price for each stock option will also be fixed by the Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. ISOs may only be granted to employees of the Company and corporations connected to it by chains of ownership of voting power representing 50 percent or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Committee.

Stock Appreciation Rights. A stock appreciation right, or SAR, entitles the participant, upon exercise, to receive the excess of the fair market value of the underlying common stock over the exercise price of the SAR. This amount may be paid in cash, in shares of Mattel common stock, or a combination, as determined by the Committee. SARs may be granted under the plan either with a stock option (called tandem SARs) or separately (called free-standing SARs).

Tandem SARs may be granted at the time the related stock option is granted or, in the case of a non-qualified stock option, after the grant. Tandem SARs must vest and be exercisable, and terminate, at the same time as the related stock option. The exercise of a tandem SAR will result in the termination of the related stock option to the same extent, and vice versa.

The term of each free-standing SAR will be fixed by the Committee, but may not exceed ten years. The exercise price of each free-standing SAR will also be fixed by the Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. Free-standing SARs will vest and become exercisable as determined by the Committee.

Restricted Stock. The Committee may also award restricted stock, that is, shares of Mattel common stock, the vesting of which is subject to such requirements as the Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. The participant will not be permitted to dispose of restricted stock until it vests, but will be entitled to vote the shares and receive dividends and other distributions, although the Committee may make any and all dividends and other distributions with respect to restricted stock subject to the same or different vesting conditions as the restricted stock.

Restricted Stock Units. The Committee may also award restricted stock units (“RSUs”), that is, grants representing a specified number of hypothetical shares of Mattel common stock, the vesting of which is subject to such requirements as the Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. Upon or after vesting, RSUs will be settled in cash or shares of Mattel common stock or a combination, as determined by the Committee. A participant to whom RSUs are granted will not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of Mattel common stock.

Dividend Equivalents. The Committee may include dividend equivalents on shares of Mattel common stock that are subject to grants (such as RSUs), and may make separate grants of dividend equivalents with respect to a specified number of hypothetical shares. A dividend equivalent means a right to receive payments, in cash or shares of Mattel common stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Mattel common stock, as and when such other dividends and other distributions are actually made to holders of Mattel common stock. The Committee may specify such other terms as it deems appropriate for dividend equivalents, including when and under what conditions the dividend equivalents will be paid and whether any interest accrues on any unpaid dividend equivalents. In the case of dividend equivalents that are part of other grants, the Committee may specify that they are payable currently or only when the grant vests or, in the case of a stock option or SAR, when it is exercised.

Grants to Non-Employee Directors.

The Plan sets forth the maximum number of shares that may be awarded to individuals when they first became non-employee directors (referred to in this Proposal as “initial grants”) and on the date of each annual meeting to non-employee directors re-elected on such date who are not receiving initial grants on the same date (referred to as “annual grants”). Initial grants and annual grants may be comprised of stock options, restricted stock and/or RSUs, with each share of restricted stock and each RSU counted using the full-value share debiting rate (initially three-to-one) for purposes of (a) the limit on shares that may be granted to non-employee directors and (b) the aggregate number of shares remaining available for grant under the Plan.

For each initial grant, the maximum number of shares that may be granted is 20,000 shares per director, and for each annual grant, the maximum number of shares that may be granted is 18,000 shares per director. The Committee will set the type and amount of grants year to year, subject to these maximums. The Compensation Committee has initially set the amounts as follows: (a) for initial grants, a non-qualified stock option for 7,500 shares and 2,500 RSUs, with dividend equivalents that have the same vesting provisions as the RSUs; and (b) for annual grants, a non-qualified stock option for 6,000 shares and 2,000 RSUs, with dividend equivalents that have the same vesting provisions as the RSUs.1 In creating the maximum set forth in the Plan and in setting the initial level of grants, the Compensation Committee received advice from the Compensation Committee’s independent compensation consultant with regard to competitive market rates of compensation for non-employee directors and exercised its business judgment.

Information is set forth below under “Estimate of Benefits” as to the estimated values of the grants to non-employee directors at the level the Compensation Committee has initially set. The estimated values are based on certain assumptions, as explained below.

All stock options granted to non-employee directors will have an exercise price equal to the fair market value of Mattel common stock on the date of grant. Unless otherwise determined by the Committee, initial grants of stock options to non-employee directors will be fully vested on the date of grant, and annual grants will vest in three installments on the first, second and third anniversaries of the grant date at the rates of 33%, 33% and 34%, respectively. Annual grants of RSUs to be made on the date of the 2005 Annual Meeting of Stockholders to non-employee directors who are re-elected on that day will vest half on the second anniversary of the grant and the remainder on the third anniversary. Unless otherwise determined by the Committee, subsequent annual grants of restricted stock and/or RSUs will vest entirely on the third anniversary of the grant.

Bonus Grants and Grants in Lieu of Cash Compensation. The Committee is authorized to grant shares of Mattel common stock as a bonus, or to grant shares of Mattel common stock or make other grants in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Non-employee directors may also elect to receive grants of shares of Mattel common stock in lieu of all or a portion of their annual cash retainer fees.

Consequences of Severance and Change in Control

The Plan sets forth the consequences for a participant’s grants of his or her ceasing to be an employee, service provider or non-employee director, as applicable (called a severance), unless the Committee determines otherwise or unless the participant has an individual contract that requires a different result. Under these general rules, except as explained below, a participant’s unvested awards are forfeited upon the participant’s severance, and vested stock options remain exercisable for 90 days or until the end of their term, whichever period is shorter.

For Cause. If the severance is for cause, all of the participant’s then-outstanding grants will be immediately forfeited, including vested stock options.

[1]	If Mattel identifies a problem with granting restricted stock units, for example if issues arise with regard to Section 409A of the Internal Revenue Code as a result of regulations interpreting Section 409A, then restricted stock may be used instead of using restricted stock units with dividend equivalents.

Retirement. If the participant is an employee or non-employee director who retires after attaining age 55 and at least five years of service:

•	The participant’s stock options and SARs that were granted at least six months before the retirement will vest in full and remain exercisable for five years after the date of retirement or until the end of their term, whichever period is shorter, and any other stock options that are vested will remain exercisable for 90 days or until the end of their term, whichever period is shorter;

•	The participant’s unvested restricted stock will be forfeited; and

•	The participant’s unvested RSUs will vest and be settled immediately.

Death or Disability. In the case of a severance as a result of the participant’s death or disability:

•	The participant’s vested stock options and SARs will remain exercisable for one year or the end of their term, whichever period is shorter;

•	The participant’s restricted stock that was scheduled to vest within the next year will vest immediately; and

•	The participant’s RSUs that were scheduled to vest within the next year will vest and be settled immediately.

Change in Control. The Plan provides that, except as the Committee specifically determines otherwise for a particular grant and unless a participant has an individual contract that requires a different result, all outstanding awards will vest upon a “Change in Control” of the Company (as defined in the Plan) and all outstanding RSUs will be settled immediately. However, if a grant under the Plan is treated as “deferred compensation” subject to Section 409A of the Internal Revenue Code, the foregoing rules will apply upon an Change in Control only to the extent specifically provided in the applicable grant agreement and consistent with the tax requirements applicable to deferred compensation. Section 409A of the Internal Revenue Code is discussed in greater detail below under “Certain Federal Income Tax Consequences—New Tax Law Affecting Deferred Compensation.”

In addition, unless the Committee specifically establishes otherwise for a particular stock option or SAR, the minimum period to exercise vested stock options and SARs after a severance is two years, if the severance occurs during the 18-month period following a Change in Control.

Termination, Rescission and Recapture. In order to better align participants’ long-term interests with those of the Company and its subsidiaries and affiliates, the Plan provides that, subject to certain limitations, the Company may terminate outstanding grants, rescind exercises, payments or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and intellectual property requirements or engages in certain activities against the interest of the Company or any of its subsidiaries and affiliates. These provisions apply only to grants made to employees for services as such, and they do not apply to participants following any severance that occurs within 18 months after a Change in Control.

Transferability. Grants under the Plan are generally non-transferable other than by will or the laws of descent, and stock options and SARs generally may be exercised, during a participant’s lifetime, only by the participant. However, the Committee may allow transfers of non-qualified stock options and free-standing SARs.

Tax Withholding. Participants are required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any taxes that are required to be withheld with respect to grants under the Plan. Unless otherwise determined by the Company, the legally required minimum withholding obligations may be settled with shares of Mattel common stock, including shares that are part of the grant that gives rise to the withholding requirement.

Amendment and Termination of the Plan. The Plan may be amended or terminated by the Board of Directors at any time, and outstanding grants may be amended by the Committee. Any such amendment or termination may not adversely affect any grants that are then outstanding without the consent of the affected participant, except for amendments made to cause the Plan or a grant to comply with applicable law, stock exchange rules or accounting rules. Before a Change in Control, the Board or the Committee may cancel any outstanding Grant and replace it with a new Grant having a reasonably equivalent value.

Except as described above under “Shares Available Under the Plan” regarding adjustments to reflect changes in capitalization and corporate transactions, no stock option or SAR may be modified by reducing its exercise price, or cancelled and replaced with a new stock option or SAR with a lower exercise price. Any amendment to the Plan must be approved by the stockholders if so required by the listing standards of the New York Stock Exchange or if it would affect the prohibition on repricing described above. If it is not terminated sooner, the Plan will terminate on May 18, 2015, except with respect to then-outstanding grants.

Estimate of Benefits

Because grants under the Plan to participants other than non-employee directors will be within the discretion of the Committee, it is not possible to determine the grants that will be made to executive officers under the Plan. Information regarding grants made under the 1996 Plan to the Company’s Chief Executive Officer and the other four most highly compensated executive officers in 2004 is provided under the heading “Option/SAR Grants in the Last Fiscal Year” in this Proxy Statement. In 2004, stock options covering a total of 150,000 shares of Mattel common stock were granted to non-employee directors, stock options covering 1,565,000 shares of Mattel common stock were granted to all current executive officers as a group, and stock options covering 5,740,250 shares of Mattel common stock were granted to approximately 2,100 employees, including all current officers who are not executive officers. As noted above, the Compensation Committee anticipates that, if the Plan is approved by the stockholders, grants to employees during the year 2005 may consist of a mix of (1) non-qualified stock options and (2) RSUs with dividend equivalents and/or restricted stock.

The Compensation Committee has, subject to stockholder approval of the Plan and subject to the Plan’s maximum limits on grants to non-employee directors, set the types and amounts of grants to non-employee directors that would initially apply under the Plan. The amounts are as follows: with regard to initial grants, these would consist of non-qualified stock options for 7,500 shares and 2,500 RSUs with dividend equivalents; and with regard to annual grants, these would consist of non-qualified stock options for 6,000 shares and 2,000 RSUs with dividend equivalents.2

[2]	If Mattel identifies a problem with granting restricted stock units (for example, if issues arise with regard to Section 409A of the Internal Revenue Code as a result of regulations interpreting Section 409A), then restricted stock may be granted instead of using restricted stock units with dividend equivalents. The vesting schedule would be the same.

Pursuant to the provisions in the Plan about the maximum limits on grants to non-employee directors, the Committee would have the discretion to increase the quantities of initial grants in future years by as much as 33 1/3% above the initial levels described above, and would have the discretion to increase the quantities of annual grants in future years by as much as 50%. The amount of additional value to the non-employee directors that might result from any changes or increases in the quantities or types of grants would depend upon a number of factors, such as the mix of the types of grants, fluctuations in the stock price of Mattel and variations in Mattel’s dividend payment rates, none of which can be predicted reliably at this time. However, for illustrative purposes only, if in the future the Committee were to make an increase to the levels of grants to non-employee directors to the maximum allowed under the Plan, and in establishing this hypothetical increased level the Committee retained the proportion of non-qualified stock options to RSUs described above, then, assuming a full-value share debiting rate of 3:1, initial grants would be increased to non-qualified stock options for 10,000 shares and 3,333 RSUs with dividend equivalents, and annual grants would be increased to non-qualified stock options for 9,000 shares and 3,000 RSUs with dividend equivalents.

The following table shows values for the grants described above, based upon certain assumptions. In each case, grants are valued as if they had occurred on December 31, 2004, and the value stated is the value as of that date. It is assumed that RSUs will be settled in stock, not cash, and the fair market value of RSUs is assumed to be $19.49, the closing price per share of Mattel’s common stock on December 31, 2004.3 The values shown for non-qualified stock options are estimates of the grant date present value calculated using a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 4.227% risk-free rate; 10-year expected life; 1.011% dividend yield; 38.68% volatility factor; 0% forfeiture rate; and, with respect to stock options, an exercise price of $19.49.

Type of award	Per share /per unit value	Value per director at award levels as initially set by the Committee	Value per director of hypothetical grant at maximum level

Initial grant:

• Non-qualified stock options	$9.5696 per share	$71,772 (7,500 options)	$95,696 (10,000 options)

• RSUs with dividend equivalents	$19.49 per unit	$48,725 (2,500 RSUs)	$64,960 (3,333 RSUs)

Annual grant:

• Non-qualified stock options	$9.5696 per share	$57,418 (6,000 options)	$86,126 (9,000 options)

• RSUs with dividend equivalents	$19.49 per unit	$38,980 (2,000 RSUs)	$58,470 (3,000 RSUs)

[3]	It is not expected that the values stated below would change if restricted stock were granted rather than restricted stock units with dividend equivalents.

The actual value that a non-employee director will realize will depend on many factors, including those described above, as well as, in the case of RSUs, fluctuations in Mattel’s stock price, and in the case of options, the excess of the stock price over the exercise price on the date the option is exercised. Thus, there is no assurance that the value realized by the director will be at or near the amounts shown above.

Certain Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to stock options granted under the Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.

Non-qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to the Company. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.

Incentive Stock Options (ISOs). A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to the Company; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital.

The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Limits on the Company’s Deductions. Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a public company’s chief executive officer and the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (referred to in this Proposal as the “performance exception”), including approval by stockholders of the material terms of the compensation. Approval of the Plan by Mattel’s stockholders will satisfy this stockholder-approval requirement. Grants under the Plan that are intended to satisfy the requirements for the performance exception are referred to in this Proposal as “qualified performance-based awards.”

The Plan incorporates the provisions required so that stock options and SARs will be qualified performance-based awards. These provisions include establishing the maximum number of shares as to which grants may be made to a single participant in a single calendar year at 5 million as described above under “Summary of the Plan—Shares Available Under the Plan,” allowing such stock options and SARs to be granted only by the Committee, and requiring that (except in the case of Substitute Grants) their exercise price be not less than the fair market value of Mattel common stock on the date of grant. Therefore, it is expected that all stock options and SARs granted under the Plan will qualify for the performance exception.

In addition, the Plan gives the Committee the ability to grant restricted stock, RSUs and dividend equivalents designed to be qualified performance-based awards. These awards must be subject to the achievement of performance goals based upon the attainment of specified levels of one or more of the following measures, with respect to the Company, any of its subsidiaries and affiliates, or any of their respective worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions or employees and/or brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding for some or all incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; cash flow return on investment; return on invested capital or assets; fair market value of stock; total stockholder return; EBIT; EBITA; EBITDA; OBIT; OBITDA; cash generation; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; and achievement of objectively determinable strategic initiatives.

In granting qualified performance-based awards other than stock options and SARs, the Committee must establish the applicable performance measures within the time allowed by the performance exception and at a time when achievement of the goals is substantially uncertain, and it must certify the achievement of those goals before the vesting or payment of the qualified performance-based awards. In addition, in order to assure that qualified performance-based awards in fact qualify for the performance exception, the Plan provides that (1) except in the event of death, disability, or other events permitted by the performance exception, the achievement of the applicable performance goals may not be waived, and (2) awards may not be amended, and the Committee may not exercise discretionary authority, in a way that would cause the awards to cease to qualify for the performance exemption.

As one of the factors in its decisions regarding grants under and administration of the Plan, the Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Committee may make grants that do not qualify for the performance exception and the Company’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m). Further, if grants vest or are paid on an accelerated basis upon a Change in Control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

New Tax Law Affecting Deferred Compensation. Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act in late 2004, substantially changes the federal income tax law applicable to non-qualified deferred compensation, including certain equity-based compensation. It is the intention of the Company that no grants under the Plan be subject to Section 409A of the Internal Revenue Code, unless and to the extent that the Committee specifically determines otherwise. The terms and conditions governing any grants that the Committee determines will be subject to Section 409A of the Internal Revenue Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Mattel common stock pursuant thereto, must be set forth in writing, and must comply in all respects with Section 409A of the Internal Revenue Code.

Recommendation

The Board of Directors believes that the Plan is a valuable aid to the Company in its efforts to attract and retain employees, non-employee directors and other service providers and to align the interests of such persons with the interests of Mattel’s stockholders.

Approval of the Plan requires the affirmative vote of a majority of the total votes cast with regard to this Proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting, and furthermore requires that the total votes cast with regard to this Proposal must represent over 50% of the voting power of all shares of stock entitled to vote on this Proposal. Unless marked to the contrary, proxies received will be voted for this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 4

STOCKHOLDER PROPOSAL

REGARDING GOLDEN PARACHUTE VOTE PROVISION

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has requested that the following proposal be included in this Proxy Statement. Mr. Chevedden has advised Mattel that he is the owner of over $2,000 of Mattel common stock. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Golden Parachute Vote Provision

RESOLVED: Golden Parachute Vote Provision. Shareholders request that our Board of Directors seek shareholder approval for future golden parachutes for senior executives. This applies to benefits exceeding 299% of the sum of the executive’s base salary plus bonus. Future golden parachutes include agreements renewing, modifying or extending existing severance or employment agreements with golden parachute or severance provisions.

This includes that golden parachutes not be given for a change in control or merger which is approved but not completed. Or for executives who transfer to a successor company. This proposal would include to the fullest extent each gold parachute that our company has or will have the power to grant or modify.

Our company would have the flexibility of seeking shareholder approval after the material terms of a golden parachute were agreed upon.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278 submitted this proposal.

51% Yes-Vote

The 26 shareholder proposals voted on this topic achieved an impressive 51% average yes-vote in 2004.

Advancement Begins with a First Step

I believe the reason to take the above RESOLVED step is reinforced by our directors’ vulnerability when compared to best practices in corporate governance. For instance in 2004 it was reported (and concerns are inserted):

•	Our 20-year director Tully Friedman was designated a “problem director” by The Corporate Library (TCL), an independent investment research firm in Portland, Maine. Reason: Mr. Friedman chaired the compensation committee at McKesson Corporation, which received a CEO Compensation rating of “F” by TCL.

•	Our directors could adopt a poison pill at virtually any time and potentially deny a poison pill shareholder vote until after a proxy contest is decided.

•	Our Chairman owned no stock, and 3 other directors owned no stock—confidence concern.

•	Our lead director had 21-years director tenure—independence concern.

•	Three of our directors had 20 to 34 years tenure—independence concern again.

•	Furthermore two of the long-tenured directors held seats on our Audit Committee and one chaired our key Compensation Committee.

•	Our full Board met only 6-times in a full year—compared to 11 meetings of our Audit Committee.

•	TCL rated Mattel “D” in “Accounting.”

•	Our Board had no formal governance policy.

•	Retention loans, with associated tax gross-ups were forgiven at our company.

•	2003 CEO pay of $14 million including stock option grants.

•	Plus $23 million in unexercised stock options from previous years.

Source: Executive Pay Watch Database,

http://www.aflcio.org/corporateamerica/paywatch/ceou/database.cfm

(If CEO pay is excessive—concern that our board was weak in oversight of our CEO.)

Golden parachutes can allow our executives to walk away with millions even if our shareholder value languishes during their tenure. One example of flawed golden parachutes was the $150 million in parachutes for Northrop Grumman executives after a proposed merger with Lockheed Martin fell apart. Major institutional investors such as CalPERS recommend approval of this proposal topic.

Golden Parachute Vote Provision

Yes on 4

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

The Board of Directors opposes this proposal because it believes that the procedural hurdles and expense of subjecting severance arrangements with senior executives to shareholder approval would put Mattel at a competitive disadvantage in recruiting and retaining talented executives, and would impose extraordinary costs on Mattel, to the disadvantage of its shareholders.

The Board of Directors believes that contractual arrangements providing competitive severance benefits for senior executives can be an important and entirely appropriate element of an executive compensation program. Such arrangements are an important tool for Mattel to recruit and retain executives. The decision of whether or not to offer severance benefits is one that must be made in the context of the competitive marketplace for executive talent. It is in the best interests of all stockholders for Mattel to have the ability to attract highly-qualified and experienced executives.

Furthermore, provisions regarding severance benefits following a change of control can provide a means of ensuring the stability of the executive management team during mergers and reorganizations. This stability is in the best interests of all stockholders.

The Board of Directors, through its Compensation Committee, which is comprised solely of independent directors, sets executive compensation in a manner it believes to be in the best interests of Mattel and its stockholders, with advice from an independent compensation consultant where appropriate. The Board of Directors believes that compensation arrangements with senior executives, including severance agreements, should continue to be the primary responsibility of the Board acting through its Compensation Committee, which is in the best position to assess appropriate and competitive compensation practices.

Requiring prior stockholder approval of severance agreements is not in the best interests of the Company and its stockholders, because the imposition of such a requirement would make it extremely difficult to implement in a timely manner compensation arrangements suited to particular situations. In addition, implementation of this proposal would be costly and disruptive. Calling a special meeting of stockholders to approve an agreement prior to signing with an executive is expensive. Unless the Company incurred the significant expense of a special meeting of stockholders, such arrangements could only be entered into once a year after approval at the annual meeting of stockholders or subject to a general pre-approval, which might not be sufficient for all situations.

The proponent suggests that Mattel could enter into severance arrangements subject to future shareholder approval. The Board of Directors considers this suggestion to be unrealistic. Mattel would be unable to assure a potential senior executive that the agreement would be approved or ratified. As a result of this uncertainty, a candidate could not be sure of the terms of employment and would be more likely to accept a competing offer that provided unconditional final terms.

For these reasons, the Board of Directors opposes the proposal.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 4.

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING

CERTAIN REPORTS BY THE BOARD OF DIRECTORS

Marie-Claude Hessler-Grisel, whose address is 23 rue Oudinot, 75007 Paris, France, has requested that the following proposal be included in this Proxy Statement. Ms. Hessler-Grisel has advised Mattel that she is the owner of over $2,000 of Mattel common stock. Ms. Hessler-Grisel’s proposal and her related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Whereas the shareholders request the Board of Directors to report yearly on the concrete measures and the money spent on the improvement of working and living conditions at Mattel’s own facilities and at its subcontractors’ facilities.

Supporting statement

Seven years ago, Mattel announced its first code of conduct (the Global Manufacturing Principles, GMP) and the creation of MIMCO (Mattel Independent Monitoring Council). Since then, regular audit reports have been published.

The latest reports, published in January and April 2004, are cause of major concerns.

The January report regarding twelve subcontractors’ plants in China corroborates the facts revealed by NGOs and describes shocking conditions and systematic violations of the laws and of Mattel’s code of conduct.

The April report regards two Mexican plants which are owned and operated by Mattel. Even in these facilities, Mattel’s code of conduct is not fully implemented. Workers have the same complaints of heat, noise and overtime as they did during the previous audits. Cases of harassment are on the rise and a third of the workers are afraid of reporting injuries because of the risk of being fired. Overtime wages were not always paid as they should have.

It is true that Mattel has had the integrity to keep its commitment and to make all the audit reports public. This was but a first step. To have the conditions really improved, the laws and the GMP respected, drastic changes are required. It is obvious that the resources already committed to improve Mattel’s own facilities, to advise and assist its vendors have been insufficient and/or ineffective. More is needed than cosmetic measures and press releases used as a public relation device.

Consumers’ awareness of the issue of the working and living conditions in the toy industry is growing due to NGOs’ studies and an important media coverage, especially in Europe where even the European Parliament is being informed.

A rapid action is needed in order to avoid further damage to the value of Mattel and to meet the expectations of the consumers.

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

Mattel already provides comprehensive, detailed reports and other information to the public regarding progress made on working and living conditions in Mattel’s own facilities and at its subcontractors’ facilities, consistent with Mattel’s approach of being an industry leader in this important area. The information released by Mattel includes a Corporate Social Responsibility (CSR) Report, a GRI Report (as described below), and reports from the International Center for Corporate Accountability (ICCA), an independent organization that monitors and audits Mattel’s progress.

In 1997 Mattel implemented a process to ensure that facilities that manufacture, assemble or distribute Mattel’s products comply with a set of specific principles called “Global Manufacturing Principles” (GMP), which are some of the most detailed and comprehensive in the consumer products industry. These principles address wages and working hours, age requirements, forced labor, discrimination, freedom of expression and association, living conditions, workplace safety, health, emergency planning and environmental protection. GMP also requires that Mattel and its Partners’ facilities have management systems in place to address labor, social, environmental, health and safety issues.

Since 1997, Mattel has developed quantifiable standards and auditing tools that measure its progress in meeting the stringent standards of the GMP. Mattel has engaged with stakeholders and communicated its performance and plans for the future in varied formats and forums. Mattel’s performance has been recognized by organizations including FTSE4Good and the Dow Jones Sustainability Index.

Mattel has dedicated impressive resources and corporate focus to its GMP program. A clear picture of Mattel’s commitment to the GMP is provided in Mattel’s first CSR Report, released in 2004, which presents quantitative measurements of Mattel’s performance where available, so that stakeholders can clearly see the results of Mattel’s commitment, and which is available online at http://www.mattel.com (click on “About Us” and “Corporate Social Responsibility”). In addition to the CSR Report, a more detailed document called the GRI Report is also available online in the same area of the Web site.

The purposes of the CSR Report are to highlight the key elements of the GRI Report, provide context on the progress of Mattel’s programs, create a vehicle for stakeholder dialogue and present a roadmap for future programs and reporting. The Global Reporting Initiative (GRI) is an independent institution with a mission to develop and disseminate globally applicable sustainability reporting guidelines. GRI has developed guidelines that are for voluntary use by organizations for reporting on the economic, environmental and social dimensions of their activities, products and services. Mattel supports the GRI mission to bring comparability, consistency and unity to corporate reporting, and Mattel’s GRI Report is a detailed response in accordance with the GRI guidelines.

As noted above, in addition to the CSR Report and GRI Report, Mattel has welcomed independent auditing of its progress toward implementing its Corporate Social Responsibility program. In 1998, the Mattel Independent Monitoring Council (MIMCO) was formed with experts from academia, including Dr. Prakash Sethi, City University of New York. In early 2003, the activities of MIMCO were absorbed into the International Center for Corporate Accountability (ICCA), which currently performs monitoring of facilities for Mattel and other companies.

Mattel has left decisions such as the format and frequency of independent reporting to ICCA’s judgment, and supports ICCA’s decision to conduct audits of all of Mattel’s company-owned and operated plants on a 3-year cycle. ICCA conducts in-depth, on-site inspections of manufacturing facilities. ICCA is also responsible for conducting similar audits of Mattel’s contract manufacturers; the selection of individual plants and the timing of their audits are at the sole discretion of ICCA. ICCA’s audit findings are made public through press releases and other communications to non-governmental organizations (NGOs) and interested individuals. Mattel does not approve ICCA final reports, but has a right to respond to ICCA findings. It is the obligation of ICCA to make public Mattel’s responses to its reports.

Mattel believes that ICCA’s audits, Mattel’s responses to the audits, the GRI Report and the CSR Report represent an unprecedented degree of reporting and transparency in the toy industry. Through these reports, Mattel has endeavored to provide a clear picture of its progress toward implementing the GMP, as well as a frank view of progress yet to be made.

It is Mattel’s sincere belief that by operating within the GMP principles and guidelines and adhering to its code of conduct, Mattel not only benefits the men and women who manufacture Mattel products, but also ensures that customers and consumers can continue to purchase and enjoy Mattel products with the confidence that they have been manufactured in a decent and humane environment.

For these reasons, the Board of Directors opposes the proposal.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 5.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in Mattel’s proxy materials for the 2006 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by the Secretary of Mattel at Mattel’s principal office no later than December 14, 2005.

Mattel’s Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the stockholder wishes to bring before a meeting of stockholders of Mattel. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of Mattel not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by the Secretary not earlier than 120 days prior to such annual meeting, and not later than 90 days prior to such annual meeting or 10 days following the first public announcement of such meeting date. With respect to stockholder proposals, the stockholder’s notice to the Secretary of Mattel must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information set forth in Mattel’s Bylaws and/or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder’s notice to the Secretary of Mattel must contain certain information set forth in the Mattel’s Bylaws about both the nominee and the stockholder making the nominations.

If a stockholder desires to have a proposal included in Mattel’s proxy materials for the 2006 annual meeting of stockholders of Mattel and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in the two immediately preceding paragraphs. Any required written notices should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012, Attention: Secretary, Mail Stop M1-1516.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of the copies of all Section 16(a) forms received by it and other information, Mattel believes that with regard to the year ended December 31, 2004, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that, as a result of an error on the part of a broker, a purchase of 67 shares of Mattel common stock in 2004 by Ellen L. Brothers was not reported on a timely basis but was subsequently reported on Form 4.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Mattel received two proposals from stockholders for inclusion in this Proxy Statement that were omitted from this Proxy Statement in accordance with the rules and regulations of the SEC. The proposals concerned a request that Mattel prepare a job loss and dislocation impact statement and a request that Mattel change the wording of Mattel’s proxy card. Mattel believes that the stockholders have not complied with the advance notice provisions of Mattel’s Bylaws for the presentation of such proposals at the Annual Meeting, and that such proposals may not be properly presented at the Annual Meeting. If such proposals are presented at the Annual Meeting or any adjournment or postponement thereof, the persons named as your proxies in the proxy card will have the discretionary authority to vote the shares represented by such proxies with respect to such proposals, and such persons intend to vote such shares against such proposals.

As of the date of this Proxy Statement, the Board of Directors knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

SOLICITATION OF PROXIES

The cost of soliciting proxies for the Annual Meeting will be borne by Mattel. It is contemplated that proxies will be solicited principally through the use of the mail, but officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter. Such officers and employees shall receive no additional compensation in connection with such efforts.

In addition, Mattel has retained D.F. King & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. The cost of such solicitation is estimated to be $7,500, plus out-of-pocket costs and expenses.

Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

April 13, 2005

APPENDIX A

MATTEL, INC. AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of Mattel, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities regarding (a) the quality and integrity of the Company’s financial reports, (b) the independence, qualifications and performance of the Company’s independent auditor (c) the performance of the Company’s internal audit function and (d) the compliance by the Company with legal and regulatory requirements. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditor and the management of the Company.

The Committee’s responsibility is oversight. Management of the Company has the responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the independent auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent auditor to the Company.

Membership

The Committee shall consist of at least three members of the Board. Each Committee member shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). At least one member of the Committee shall be an audit committee financial expert as defined by the Commission. A Committee member shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines with regard to such member that such simultaneous service would not impair his or her ability to serve effectively on the Committee. The members of the Committee shall be appointed by the Board on the recommendation of the Governance and Social Responsibility Committee and the input of the Board Chair. Committee members may be replaced by the Board.

Committee Organization and Procedures

The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

The Committee shall have the authority to establish its own rules and procedures consistent with the Bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services, internal-control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate to subcommittees consisting of one or more members, when appropriate, the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

In performing its functions, the Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Committee. In addition to the general tasks and responsibilities noted above, the following are the specific functions of the Committee, to be performed as the Committee deems necessary or appropriate:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s review of the quarterly financial statements, prior to the filing of its Form 10-Q.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as appropriate, as well as off-balance sheet structures on the Company’s financial statements.

7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Internal Controls

9. Review and discuss with management, including the Vice President—Audit and with the independent auditor, the Company’s required internal controls report and the independent auditor’s attestation of the report, any special steps adopted in light of material weaknesses in internal controls and the adequacy of disclosures about changes in internal controls over financial reporting prior to the filing of the Company’s Form 10-K.

10. The Committee shall discuss with the independent auditor and with management any management letter provided by the independent auditor and any other significant matters brought to the attention of the Committee by the independent auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor.

11. Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditor

12. Review and evaluate the lead partner of the independent auditor team.

13. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

14. Ensure the rotation of the audit partner as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

15. Set policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

16. Discuss with the independent auditor issues on which the national office of the independent auditor was consulted by the Company’s audit team, to the extent such issues were deemed to be material by the independent auditor.

17. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Internal Audit

18. The Committee shall discuss at least annually with the Vice President—Audit the activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function. The Committee shall make recommendations to the Board with regard to the appointment and replacement of the Vice President—Audit.

19. Review the significant issues reported to management by the internal auditing department and management’s responses.

20. The Committee shall, at its discretion, meet with the Vice President—Audit, the independent auditor and management to discuss the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit, and any issues identified by them or any other matters brought to the attention of the Committee.

21. The Vice President—Audit shall be granted unfettered access to the Committee.

Compliance Oversight Responsibilities

22. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

23. Obtain from the independent auditor reports of any fraud involving senior management and any fraud (whether caused by senior management or other employees) that causes a material misstatement of the financial statements.

24. Obtain reports from management and the Company’s senior internal auditing executive that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

25. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

26. Discuss with management and the independent auditor, in the discretion of the Committee, any correspondence with regulators or governmental agencies and any known published reports which raise material issues regarding the Company’s financial statements or accounting policies.

27. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies or internal controls over financial reporting.

28. Annually review the results of the Internal Auditor’s examination of officers’ travel and entertainment reports.

Audit Committee Report

29. The Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

APPENDIX B

CATEGORICAL STANDARDS FOR

DIRECTOR INDEPENDENCE

Mattel, Inc. (the “Company”) has adopted the following standards for determining if a director is independent:

A director will not be considered independent if:

(i) he or she is an employee, or has an immediate family member that is an executive officer, of the Company, until three years after the end of such employment relationship, provided that employment as an interim Board Chair or Chief Executive Officer shall not disqualify a director from being considered independent following that employment;

(ii) he or she receives, or has an immediate family member that receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in such compensation, provided that compensation received by a director for former service as an interim Board Chair or Chief Executive Officer, and compensation received by an immediate family member for service as a non-executive employee of the Company, need not be considered in determining independence under this test;

(iii) he or she is affiliated with or employed by, or has an immediate family member that is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company, until three years after the end of the affiliation or the employment or auditing relationship;

(iv) he or she is employed, or has an immediate family member that is employed, as an executive officer of another company where any of the Company’s present executives serve on that other company’s compensation committee, until three years after the end of such service or the employment relationship; or

(v) he or she is an executive officer or an employee, or has an immediate family member that is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, until three years after falling below such threshold.

These standards shall be applied in a manner consistent with, and the definition of “immediate family member” shall be as set forth in, Section 303(A)(2)(b) of the rules of the New York Stock Exchange (“Section 303(A)(2)(b)”). A director that, under Section 303A(2)(b), is presumed not to be independent, is not considered independent.

The ownership of stock in the Company by directors is encouraged, and the ownership of a substantial amount of stock is not in itself a basis for a director to be considered as not independent.

B-1

APPENDIX C

MATTEL, INC. 2005 EQUITY COMPENSATION PLAN

1. Purpose. The purpose of the 2005 Equity Compensation Plan (the “Plan”) is to promote the interests of Mattel, Inc., a Delaware corporation (“Mattel”), and its stockholders by enabling the Company (as defined below) to offer an opportunity to employees, Outside Directors, and other persons providing services to the Company to acquire an equity interest in Mattel, so as to better attract, retain, and reward them and, accordingly, to strengthen the mutuality of interests between those persons and Mattel’s stockholders by providing those persons with a proprietary interest in pursuing the Company’s long-term growth and financial success.

2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below.

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, Mattel, other than a Subsidiary.

(b) “Annual Cash Retainer” has the meaning given in Section 14(b).

(c) “Annual Grants” has the meaning given in Section 13(b).

(d) “Annual Meeting” means an annual meeting of stockholders of Mattel.

(e) “Board” means the Board of Directors of Mattel.

(f) “Business Combination” has the meaning given in Section 17(b)(3).

(g) “Cause” means (i) ”Cause” as defined in the Participant’s Individual Agreement, or (ii) if the Participant does not have an Individual Agreement or if it does not define “Cause,” (A) an act or acts of dishonesty on the Participant’s part; (B) a material violation by the Participant of the Participant’s obligations to the Company; (C) conduct by the participant that involves moral turpitude or constitutes a felony; or (D) fraudulent conduct by the Participant in connection with the business or affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others.

(h) “Change in Control” has the meaning given in Section 17(b).

(i) “Code” means the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j) “Code Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Code Section 162(m)(4)(C).

(k) “Committee” means the committee designated by the Board to administer the Plan in accordance with Section 3(a) below.

(l) “Common Stock” means the common stock of Mattel, $1.00 par value per share, or any security issued in substitution, exchange, or in lieu thereof.

(m) “Company” means Mattel or any successor corporation, together with its Subsidiaries, as well as any Affiliate that is designated for participation in the Plan pursuant to Section 3(e), collectively or individually as the context requires.

(n) “Corporate Transaction” has the meaning given in Section 16(a).

(o) “Covered Employee” means any Participant who is or may be a “covered employee” (within the meaning of Code Section 162(m)(3)) in the tax year in which the Company is expected to claim a compensation deduction with respect to any Grant, as determined by the Committee.

(p) “Disability”: a Participant’s Severance will be considered to have occurred because of Disability if: (i) in the case of a Participant who was (before his or her Severance) an employee of the Company, there has been a determination that the Participant is permanently disabled and entitled to benefits under the applicable group long-term disability plan of the Company or, if no there is no such applicable plan, under a government plan or program applicable to the Participant; and (ii) in the case of a Participant who was (before his or her Severance) an Outside Director or other non-employee service provider, the Committee determines that the Participant’s membership on the Board or status as a service provider has terminated as a result of his or her disability. Notwithstanding the foregoing, if a Severance that meets the foregoing definition of Disability is also a Retirement, it shall be treated for all purposes under the Plan as a Retirement and not a Disability.

(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by Mattel, of the stock of a Subsidiary or Affiliate) or a sale of a division of the Company.

(r) “Dividend Equivalent” means a right, granted pursuant to Section 12, to receive payments, in cash or Common Stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Common Stock, as and when such other dividends and other distributions are actually made to holders of Common Stock.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(t) “Fair Market Value” means, unless a different method or value is determined by the Committee, the closing price of the Common Stock on the New York Stock Exchange at the close of normal trading hours for that day, or, if the New York Stock Exchange is closed on that day, the next preceding day on which the New York Stock Exchange was open.

(u) “Free-Standing Stock Appreciation Right” means a Stock Appreciation Right not granted in conjunction with an Option.

(v) “Full-Value Grant” means any Grant other than an Option or Stock Appreciation Right.

(w) “Full-Value Share Debiting Rate” has the meaning given in Section 5(b).

(x) “Grant” means an award of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Right, Dividend Equivalents or unrestricted shares of Common Stock under the Plan.

(y) “Incentive Stock Option” means an option to purchase Common Stock that is specifically designated as an incentive stock option under Code Section 422 and that qualifies as such.

(z) “Incumbent Board” has the meaning given in Section 17(b)(2).

(aa) “Individual Agreement” of a Participant means any individual employment or severance agreement between the Company and the Participant.

(bb) “Initial Grants” has the meaning given in Section 13(a).

(cc) “Mattel” has the meaning given in Section 1 above.

(dd) “Non-Qualified Stock Option” means an option to purchase Common Stock that is specifically designated as not being an Incentive Stock Option or that is so designated but fails to qualify as such.

(ee) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(ff) “Outside Director” means a director of Mattel who is not also an employee of the Company.

(gg) “Outstanding Mattel Common Stock” has the meaning given in Section 17(b)(1).

(hh) “Outstanding Mattel Voting Securities” has the meaning given in Section 17(b)(1).

(ii) “Participant” means a person who has received a Grant.

(jj) “Performance Goals” means performance goals established by the Committee in connection with any Grant. In the case of Qualified Performance-Based Grants, (i) such goals shall be based on one or more of the following business criteria with respect to Mattel, any Subsidiary or Affiliate or any of their respective worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions or employees and/or brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding for some or all of the Company’s incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; cash flow return on investment; return on invested capital or assets; fair market value of stock; total stockholder return; EBIT; EBITA; EBITDA; OBIT; OBITDA; cash generation; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; and achievement of objectively determinable strategic initiatives; and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Code Section 162(m) and the regulations promulgated thereunder.

(kk) “Person” has the meaning given in Section 17(b)(1).

(ll) “Plan” means this Mattel, Inc. 2005 Equity Compensation Plan, as it may be amended from time to time.

(mm) “Qualified Performance-Based Grant” means a Grant intended to qualify for the Section 162(m) Exemption, as provided in Section 19.

(nn) “Recapture” has the meaning given in Section 18(a).

(oo) “Rescission” has the meaning given in Section 18(a).

(pp) “Restricted Stock” means shares of Common Stock issued pursuant to Section 11 below that are subject to restrictions on ownership.

(qq) “Restricted Stock Units” means a Grant denominated in hypothetical shares of Common Stock granted pursuant to Section 11 below, to be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of shares of Common Stock or by the payment of cash based upon the Fair Market Value of a specified number of Shares, or a combination.

(rr) “Retirement” means the Severance of a Participant who is an employee of the Company or an Outside Director, other than as a result of the Participant’s death or termination by the

Company for Cause, at a time when the Participant has (i) attained at least 55 years of age, and (ii) completed at least five Years of Service.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and as amended from time to time.

(tt) “Section 16 Officer” means a person or entity that is subject to the provisions of Section 16 of the Exchange Act.

(uu) “Severance” of a Participant means (i) for purposes of Grants made to a Participant as compensation for services as an employee of the Company, that the Participant has ceased to be an employee of the Company for any reason, regardless of whether the Participant serves as an Outside Director and/or other service provider to the Company thereafter; (ii) for purposes of Grants made to a Participant as compensation for services as an Outside Director, that the Participant has ceased to be an Outside Director for any reason, and is neither employed by, nor providing services to, the Company in any other capacity; and (iii) for purposes of Grants made to a Participant as compensation for services in any capacity other than as an employee of the Company or an Outside Director, that the Participant has ceased (in the sole and absolute judgment and discretion of the Company) to provide such services, and is neither employed by the Company nor serving as an Outside Director. Severance shall be considered to occur at the close of business on the day on which the applicable relationship to the Company ends, whether or not that day is also the Participant’s last day worked; provided, that the Company may in its sole discretion establish in writing a different date on which a particular Participant’s Severance shall be considered to occur. If a Participant is employed by or providing services to a Subsidiary or Affiliate that ceases to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of a Subsidiary), the relationship of the Participant to the Company as an employee or service-provider, as applicable, shall be considered to have ended as a result of that cessation unless that relationship is transferred to Mattel or one of its continuing Subsidiaries or Affiliates in connection therewith.

(vv) “Share Change” has the meaning given in Section 16(a).

(ww) “Stock Appreciation Right” means a right granted pursuant to Section 8 below to receive a payment in cash, shares of Common Stock or any combination thereof with respect to a specified number of shares of Common Stock equal to the excess of the Fair Market Value of the Common Stock on the date the right is exercised over the Fair Market Value of the Common Stock on the date the right was granted.

(xx) “Subsidiary” means any corporation (other than Mattel) in an unbroken chain of corporations beginning with Mattel if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

(yy) “Substitute Grant” has the meaning given in Section 5(a).

(zz) “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in conjunction with an Option.

(aaa) “Ten Percent Stockholder” means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent of the capital stock of Mattel or of any of its Subsidiaries or “parents” (as defined in Code Section 424(e)).

(bbb) “Term” means the period of time from the date of grant of an Option or Stock Appreciation Right through the latest date on which it may be exercised, as determined by the Committee.

(ccc) “Termination” has the meaning given in Section 18(a).

(ddd) “2005 Annual Meeting” means the Annual Meeting that occurs in 2005, and “2006 Annual Meeting” means the Annual Meeting that occurs in 2006.

(eee) “Years of Service”: a Participant’s Years of Service shall mean the aggregate period of time, expressed as a number of whole years and fractions thereof, during which the Participant served without interruption as an employee of the Company and/or an Outside Director; provided, that a period of such service before an interruption shall be included in determining Years of Service to the extent such service is recognized under the Company’s applicable general policy with respect to service recognition.

3. Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board, or such other committee of Board members as the Board may designate from time to time (the “Committee”); provided, that the Committee shall at all times have at least three members; that the members of the Committee shall all qualify as “non-employee directors” for purposes of Rule 16b-3 and “outside directors” for purposes of and with Code Section 162(m), and shall meet the independence requirements of the listing standards of the New York Stock Exchange; and that the Committee may include all members of the Board, if they all meet the foregoing requirements.

(b) The Committee may conduct its meetings in person or by telephone. One-third of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members present at any meeting or by all of the members in writing without a meeting.

(c) The Committee is authorized to construe and interpret the Plan, the rules and regulations under the Plan, and all Grants under the Plan; and to adopt, amend and rescind rules and procedures relating to the administration of the Plan as, in its opinion, may be advisable in the administration of the Plan; and, except as provided herein, to make all other determinations deemed necessary or advisable under the Plan. All actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Grants shall be final, conclusive, and binding upon all parties.

(d) The Committee may, except to the extent prohibited by applicable laws or regulations or the listing standards of the New York Stock Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation to the Chief Executive Officer of Mattel. Any such delegation may be limited or indefinite in duration, as the Committee shall determine, but shall be subject to revocation by the Committee at any time. Notwithstanding the foregoing, the Committee shall not make any delegation of its authority with regard to the granting of Options to Section 16 Officers, except to the extent permitted by Rule 16b-3, nor shall it delegate its authority with respect to Qualified Performance-Based Grants, except to the extent permitted by the Code Section 162(m) Exemption.

(e) The Committee may, but need not, designate any Affiliate to participate in the Plan.

4. Duration of Plan.

(a) The Plan shall be effective as of the date of the 2005 Annual Meeting, provided that it is approved by Mattel’s stockholders on that date.

(b) Unless terminated earlier pursuant to Section 22, the Plan shall terminate on May 18, 2015, except with respect to Grants then outstanding.

5. Shares Available.

(a) Aggregate Limit. The maximum number of shares of Common Stock for which Grants may be made under the Plan shall be 50 million, subject to adjustment as provided below in this Section 5 and in Section 16. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the number of shares available under the Plan shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the New York Stock Exchange.

(b) General Share-Counting Rules. A Full-Value Grant shall reduce the number of shares available under the Plan by the Full-Value Share Debiting Rate times the number of shares that are subject to the Grant, and an Option or Stock Appreciation Right shall reduce the number of shares available under the Plan by one share for each share that is subject to the Grant (for the avoidance of doubt, in the event that a Stock Appreciation Right may be settled in shares, the number of shares deemed subject to the Grant for purposes of this sentence shall be the number of shares with respect to which such Stock Appreciation Right may be exercised and not the number of shares that may be distributed in settlement of such exercise). The “Full-Value Share Debiting Rate” means three or such higher number of shares as the Committee may determine from time to time.

(c) Addbacks Relating to Options and Stock Appreciation Rights. If any Option (with or without a Tandem Stock Appreciation Right) or Free-Standing Stock Appreciation Right is forfeited or otherwise terminates or expires without having been exercised, or is settled for cash, the shares subject to that Grant shall again be available for Grants under the Plan.

(d) Addbacks Relating to Full-Value Grants. To the extent that a Full-Value Grant is forfeited or otherwise terminates or expires without shares having been issued, or is settled for cash, the number of shares available under the Plan shall be increased by three times the number of shares subject to such Full-Value Grant that are not issued or are withheld.

(e) Individual Limit. The maximum number of shares as to which Grants may be made to a single Participant in a single calendar year is five million, subject to adjustment as provided below in Section 16.

6. Eligibility. Persons eligible to receive Grants under the Plan shall consist of employees of the Company, Outside Directors, and other persons providing services to the Company. However, Incentive Stock Options may only be granted to individuals who are employees of Mattel or a Subsidiary, and Grants to Outside Directors for service as such shall be made only pursuant to Sections 13 and 14 below.

7. Options.

(a) Grants of Options under the Plan shall be made on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option.

(b) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Substitute Grants, the per-share exercise price of a Non- Qualified Stock Option shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, and the per-share exercise price of an Incentive Stock Option, shall be no less than:

(i) 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a Ten Percent Stockholder; or

(ii) 100% of the Fair Market Value of a share of Common Stock on the date of grant in the case of any employee who is not a Ten Percent Stockholder.

(c) Except in the case of Substitute Grants, the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by Code Section 422.

(d) The timing and conditions for vesting and/or exercisability of Options shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

8. Stock Appreciation Rights.

(a) Stock Appreciation Rights may be granted as Tandem Stock Appreciation Rights in conjunction with all or part of an Option granted under the Plan, or as Free-Standing Stock Appreciation Rights. Tandem Stock Appreciation Rights associated with Non-Qualified Stock Options may be granted either at the time the Non-Qualified Stock Option is granted or thereafter. Tandem Stock Appreciation Rights associated with Incentive Stock Options may be granted only at the time the Incentive Stock Option is granted.

(b) A Tandem Stock Appreciation Right shall have the same exercise price as, and shall vest, be exercisable and terminate, at the same time as the associated Option. The exercise of a Tandem Stock Appreciation Right in whole or in part shall result in the termination of the associated Option to the same extent, and vice versa.

(c) Except in the case of Substitute Grants, the per-share exercise price of a Free-Standing Stock Appreciation Right shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The timing and conditions for vesting and/or exercisability of a Free-Standing Stock Appreciation Right shall be determined by the Committee, and may be conditioned upon continued services to the Company and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

(d) Notwithstanding the foregoing, the terms and conditions of Stock Appreciation Rights shall be established and interpreted in accordance with Section 20 below.

9. Exercise of Options and SARs.

(a) Options and Stock Appreciation Rights shall be exercised by following such procedures as may be established by Mattel from time to time, including through any automated system that

Mattel may establish for itself or using the services of a third party, such as a system using an internet website or interactive voice response. Such procedures may be different for different Participants, different groups of Participants, and/or different Grants.

(b) In order to exercise an Option, the holder thereof must make full payment of the exercise price in accordance with such methods as the Committee may approve from time to time. As of the time the Plan becomes effective, the following forms of payment are available:

(i) cash;

(ii) by withholding shares that would otherwise be issued upon the exercise of the Option, subject to applicable laws and regulations concerning withholding; and

(iii) by the delivery to Mattel or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to Mattel to pay the exercise price of the Option.

(c) The Committee may establish such procedures as it deems appropriate for the exercise of Options and Stock Appreciation Rights (i) by the guardian or legal representative of a Participant who is incapacitated (regardless of whether such incapacity constitutes Disability), and (ii) by a transferee thereof as contemplated by Section 15.

10. Termination of Options and Stock Appreciation Rights; Effect of Severance.

(a) Each Option and Stock Appreciation Right shall terminate not later than the end of its Term. Unless a shorter term is specifically provided for by the Committee, the Term of an Option or Stock Appreciation Right shall end on the tenth anniversary of the date of grant or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, on the fifth anniversary of the date of grant.

(b) Except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right, subject to Section 18 below, and except as otherwise required by an agreement between the Company and the Participant, the consequences of the Severance of a Participant shall be as follows:

(i) in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding Options and Stock Appreciation Rights (whether vested or unvested) shall terminate immediately;

(ii) in the case of the Participant’s Retirement, (A) all of the Participant’s then-outstanding Options and Stock Appreciation Rights that were granted at least six months before the date of Retirement shall become fully vested and exercisable immediately, and shall remain exercisable until the earlier of (I) the fifth anniversary of the date of Retirement and (II) the end of the applicable Term, (B) all of the Participant’s other then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Retirement and (II) the end of the applicable Term, and (C) all of the Participant’s other then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately;

(iii) in the case of the Participant’s Severance as a result of his or her death or Disability, (A) all of the Participant’s then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the first anniversary of the date of Severance and (II) the end of the applicable Term, and (B) the all of the

Participant’s then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately; and

(iv) in the case of the Participant’s Severance for any other reason, (A) all of the Participant’s then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (B) all of the Participant’s then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately.

(c) Notwithstanding the foregoing, except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right, the 90-day periods referred to in clauses (ii) and (iv) of Section 10(b) above shall be extended to a two-year period if the Severance occurs during the 18-month period following a Change in Control.

11. Restricted Stock and Restricted Stock Units.

(a) In General. The Committee may issue Grants of Restricted Stock and Restricted Stock Units upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Grants. The timing and conditions for vesting of such Grants shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

(b) Restricted Stock in General. Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration, to the extent permitted by applicable laws and regulations. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other form of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant. A Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a stockholder of Mattel with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends. However, the Committee may make any and all dividends and distributions with respect to Restricted Stock subject to vesting conditions, which may be the same as or different from the vesting conditions applicable to the underlying Restricted Stock.

(c) Consequences of Severance for Restricted Stock. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock, subject to Section 18 below, and except as otherwise required by an agreement between a Participant and the Company, the consequences of the Severance of a Participant shall be as follows:

(i) in the case of the Participant’s Severance as a result of his or her death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock that was otherwise scheduled to vest within one year shall be immediately vested, and all of the Participant’s other then-outstanding unvested Restricted Stock shall be immediately forfeited; and

(ii) in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock shall be immediately forfeited.

(d) Restricted Stock Units. A Participant may not assign or alienate his or her interest in Restricted Stock Units, and shall not have any of the rights of a stockholder of Mattel with respect to the Restricted Stock Units unless and until shares of Common Stock are actually delivered to the Participant in settlement thereof. The terms and conditions of Restricted Stock Units shall be established and interpreted in accordance with Section 20 below.

(e) Consequences of Severance for Restricted Stock Units. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock Units, subject to Section 18 below, and except as otherwise required by an agreement between a Participant and the Company, the consequences of the Severance of a Participant shall be as follows:

(i) in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited;

(ii) in the case of the Participant’s Retirement, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately vested and settled in cash or Common Stock, as provided in the terms thereof;

(iii) in the case of the Participant’s Severance as a result of his or her death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock Units that were otherwise scheduled to vest within one year shall be immediately vested and settled in cash or Common Stock, as provided in the terms thereof, and all of the Participant’s other then-outstanding unvested Restricted Stock Units shall be immediately forfeited; and

(iv) in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited.

12. Dividend Equivalents. The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof. In the case of Dividend Equivalents that are part of other Grants, the Committee may specify that they are payable currently or only when the Grant vests or, in the case of an Option or Stock Appreciation Right, when the Option or Stock Appreciation Right is exercised.

13. Outside Directors. Grants may be made to Outside Directors only in accordance with this Section 13 and Section 14(b). The terms and conditions of Grants to Outside Directors shall be the same as those provided for elsewhere in the Plan, except as specifically provided otherwise in this Section 13.

(a) Each individual who first becomes an Outside Director on or after the date of the 2005 Annual Meeting shall receive, effective on the date his or her election or appointment as an Outside Director becomes effective, Grants (the “Initial Grants”) of (i) a Non-Qualified Stock Option and/or (ii) Restricted Stock, and/or (iii) Restricted Stock Units, such that the sum of (A) the number of shares of Common Stock subject to any such Non-Qualified Stock Option and (B) the Full-Value Share Debiting Rate times the total number of shares represented by any such Restricted Stock and Restricted Stock Units equals not more than 20,000.

(b) In addition, effective on the date of each Annual Meeting beginning with the 2005 Annual Meeting, each Outside Director who does not receive an Initial Grant effective on that date shall receive Grants (the “Annual Grants”) of (i) a Non-Qualified Stock Option and/or (ii) Restricted Stock, and/or (iii) Restricted Stock Units, such that the sum of (A) the number of shares of Common Stock subject to any such Non-Qualified Stock Option and (B) the Full-Value Share Debiting Rate times the total number of shares represented by any such Restricted Stock and Restricted Stock Units equals not more than 18,000.

(c) Each Option granted to an Outside Director pursuant to this Section 13 shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. Except as otherwise determined by the Committee: (i) Initial Grants of Options shall be vested and exercisable upon grant; and (ii) Annual Grants of Options shall vest and be exercisable at the rate of 33% on the first anniversary of the date of grant, 33% on the second anniversary of the date of grant, and 34% on the third anniversary of the date of grant, unless, in each case, the Outside Director has experienced a Severance before such anniversary. Section 10 shall govern the treatment of Initial Grants and Annual Grants of Options upon an Outside Director’s Severance.

(d) Except as otherwise determined by the Committee: (i) Annual Grants of Restricted Stock and Restricted Stock Units granted on the date of the 2005 Annual Meeting shall vest at the rate of 50% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant, unless, in each case, the Outside Director has experienced a Severance before such anniversary; and (ii) Initial Grants and all other Annual Grants of Restricted Stock and Restricted Stock Units shall vest 100% on the third anniversary of the date of grant, unless the Outside Director has experienced a Severance before such anniversary. Sections 11(c) and 11(e) shall govern the treatment of Initial Grants and Annual Grants Restricted Stock and Restricted Stock Units, respectively, upon an Outside Director’s Severance.

14. Bonus Grants and Grants in Lieu of Compensation.

(a) The Committee is authorized to grant shares of Common Stock as a bonus, or to make Grants in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Such grants shall be upon such terms and conditions as the Committee may deem appropriate.

(b) Each Outside Director shall be eligible to be granted shares of Common Stock in lieu of all or a portion of his or her annual cash retainer fee for service on the Board (“Annual Cash Retainer”), subject to the following terms and conditions.

(i) An Outside Director who has timely elected in advance, in accordance with the policies and procedures adopted by Mattel from time to time, to receive shares of Common Stock in lieu of all or a portion of such Outside Director’s Annual Cash Retainer with regard to a given year shall be granted shares of Common Stock on the date the Annual Cash Retainer would have otherwise been paid by Mattel to the Outside Director. Such an election by the Outside Director shall be irrevocable with respect to the Annual Cash Retainer for such year.

(ii) The number of shares of Common Stock granted pursuant to this Section 14(b) shall be the number of whole shares of Common Stock equal to the amount of the Outside Director’s Annual Cash Retainer which the Outside Director has elected pursuant to clause (i) above to be payable in shares of Common Stock, divided by the Fair Market Value per share on the date of grant.

15. Non-transferability of Grants.

(a) No Option or Free-Standing Stock Appreciation Right shall be transferable by a Participant other than (i) upon the death of the Participant, or (ii) in the case of a Non-Qualified Stock Option or Free-Standing Stock Appreciation Right, as otherwise expressly permitted by the Committee. A Tandem Stock Appreciation Right shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant as provided in Section 9(c), or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 15(a), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability, “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Participant.

(b) No other Grant shall be transferable except as specifically provided in the Grant.

(c) The Company may establish such procedures for making beneficiary designations or such other rules and procedures as may be appropriate under applicable laws and regulations for the treatment of Grants upon the death of a Participant.

16. Adjustments.

(a) In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting Mattel or any of its Subsidiaries or Affiliates (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for Grants under the Plan, (B) the limitations set forth in Sections 5(a) and 5(d), (C) the number and kind of shares or other securities subject to outstanding Grants, (D) the maximum number and kind of shares of Common Stock or other securities to be granted pursuant to Section 13, and (E) the exercise price of outstanding Options and Stock Appreciation Rights.

(b) In the case of Corporate Transactions, the adjustments pursuant to Section 16(a) may include, without limitation, (1) the cancellation of outstanding Grants in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Grants, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of Mattel and securities of entities other than Mattel) for the shares subject to outstanding Grants; and (3) in connection with any Disaffiliation, arranging for the assumption of Grants, or replacement of Grants with new awards based on other property or other securities (including, without limitation, other securities of Mattel and securities of entities other than Mattel), by the affected Subsidiary or Affiliate by the entity that controls the affected Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Grants that remain based upon Company securities).

(c) Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16(a) to Grants that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to Section 16(a) to Grants that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the

Grants either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 16(a) to the extent the existence of such authority would cause a Grant that is not intended to be subject to Code Section 409A at the time of Grant to be subject thereto.

17. Effect of Change in Control.

(a) In the event of a Change in Control (as defined below), except to the extent the Committee specifically establishes otherwise for a particular Grant, and except as provided in an Individual Agreement or in Section 17(c) and Section 18, all Options and Stock Appreciation Rights then outstanding shall vest and be fully exercisable as of the date of the Change in Control, all Grants of Restricted Stock and Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and all Restricted Stock Units shall be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 16).

(b) “Change in Control” means:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Mattel Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, that for purposes of this subsection (1), the following shall not constitute a Change in Control: (i) any acquisition directly from Mattel, (ii) any acquisition by Mattel or any corporation controlled by Mattel, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any corporation controlled by Mattel, (iv) any acquisition by a Person of 20% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of Common Stock by Mattel which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities; provided, that if a Person shall become the beneficial owner of 20% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of a share acquisition by Mattel as described above and shall, after such share acquisition by Mattel, become the beneficial owner of any additional shares of Common Stock, then such acquisition shall constitute a Change in Control or (E) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section 17(b); or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Mattel’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation by Mattel of a reorganization, merger or consolidation or sale or other deposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.

(c) Notwithstanding the foregoing, if any Grant is subject to Code Section 409A, this Section 17 shall be applicable only to the extent specifically provided in the Grant and permitted pursuant to Section 20.

18. Termination, Rescission and Recapture.

(a) Each Grant under the Plan is intended to align the Participant’s long-term interests with the long-term interests of the Company. If a Participant engages in certain activities discussed below, either during employment with the Company or after such employment terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Grant or as otherwise required by an Individual Agreement, Mattel may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Grant (“Termination”), rescind any exercise, payment or delivery pursuant to the Grant (“Rescission”) or recapture any cash or any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Stock acquired pursuant to the Grant (“Recapture”), as more fully described below.

(b) Each Participant shall comply with any agreement or undertaking regarding inventions, intellectual property rights, and/or proprietary or confidential information or material that the Participant signed or otherwise agreed to in favor of the Company.

(c) Mattel believes that if a Participant engages in any of following activities in, or directed into, any State, possession or territory of the United States of America or any country in which the Company operates, sells products or does business, then the Participant is acting contrary to the long-term interests of the Company: (1) rendering services to or otherwise directly or indirectly engaging in or assisting, any organization or business that is or is working to become competitive with the Company; or (2) soliciting any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company. The activities described in this Section 18(c) are collectively referred to as “Activities Against the Company’s Interest.”

(d) If Mattel determines, in its sole and absolute discretion, that:

(i) a Participant has violated any of the requirements set forth in Section 18(b) above or

(ii) at any time during his or her service as an employee, or within three years after his or her Severance, a Participant has engaged in any Activities Against the Company’s Interest

(the date on which such violation or activity first occurred being referred to as the “Trigger Date”), then Mattel may, in its sole and absolute discretion, impose a Termination, Rescission and/or Recapture of any or all of the Participant’s Grants or the Proceeds thereof, provided that such Termination, Rescission and/or Recapture shall not apply to a Full-Value Grant to the extent that both of the following occurred earlier than six months prior to the Trigger Date: (A) such Full-Value Grant vested and (B) Common Stock was delivered and/or cash was paid pursuant to such Full-Value Grant; and provided, further, that such Termination, Rescission and/or Recapture shall not apply to an Option or a Stock Appreciation Right to the extent that such Option or Stock Appreciation Right was exercised earlier than six months prior to the Trigger Date. Within ten days after receiving notice from Mattel that Rescission or Recapture is being imposed on any Grant, the Participant shall deliver to Mattel the cash or shares of Common Stock acquired pursuant to such Grant, or, if Participant has sold such Common Stock, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Common Stock that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), Mattel shall promptly refund the exercise price, without earnings, that the Participant paid for the Common Stock. Any payment by the Participant to Mattel pursuant to this Section 18(d) shall be made either in cash or by returning to Mattel the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after a Participant’s Severance, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent equity interest in the organization or business.

(e) Upon exercise of an Option or Stock Appreciation Right or payment or delivery of cash or Common Stock pursuant to a Grant, the Participant shall, if requested by the Company, certify on a form acceptable to Mattel that he or she is in compliance with the terms and conditions of the Plan and, if a Severance has occurred, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(f) Notwithstanding the foregoing provisions of this Section 18, Mattel has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Grant shall not in any way reduce or eliminate Mattel’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Grant.

(g) Nothing in this Section 18 shall be construed to impose obligations on any Participant to refrain from engaging in lawful competition with the Company after the termination of employment.

(h) All administrative and discretionary authority given to Mattel under this Section 18 shall be exercised by the most senior human resources executive of Mattel or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) Notwithstanding any provision of this Section 18, if any provision of this Section 18 is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section 18 is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

(j) Notwithstanding the foregoing, this Section 18 shall not be applicable: (i) to any Participant who at no time is an employee of the Company; (ii) to any Grant made to a Participant for services as an Outside Director or in any capacity other than an employee of the Company; or (iii) to any Participant from and after his or her Severance if such Severance occurs within the 18-month period after a Change in Control.

19. Code Section 162(m).

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted to Covered Employees qualify for the Code Section 162(m) Exemption, and all such Grants shall therefore be considered Qualified Performance-Based Grants, and the Plan shall be interpreted and operated consistent with that intention. When granting any Grant other than an Option or Stock Appreciation Right, the Committee may designate such Grant as a Qualified Performance-Based Grant, in which event the terms of such Grant (and of the grant thereof) shall comply with the requirements for the Code Section 162(m) Exemption.

(b) Each Qualified Performance-Based Grant (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Grant may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Grant under the Plan, in any manner that would cause the Qualified Performance-Based Grant to cease to qualify for the Code Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Grant or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Grant to fail to qualify for the Code Section 162(m) Exemption), and (ii) the provisions of Section 17 shall apply notwithstanding this Section 19(b).

20. Code Section 409A.

(a) It is the intention of Mattel that no Grant shall be “deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted accordingly.

(b) The terms and conditions governing any Grants that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto, shall be set forth in writing, and shall comply in all respects with Code Section 409A.

21. Notice of Disqualifying Disposition. A Participant must notify Mattel if the Participant makes a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.

22. Amendments; Termination; Replacements; No Repricing.

(a) The Board may at any time amend or terminate the Plan. However, no amendment or termination of the Plan may affect an outstanding Grant, except as permitted by Section 22(b) or (c). Furthermore, stockholder approval of an amendment of the Plan shall be required to the extent that (i) the amendment would affect Section 22(e) of the Plan or (ii) the listing standards of the New York Stock Exchange require such approval.

(b) The Committee may adopt special rules, procedures, definitions and other provisions under the Plan, special amendments to Plan provisions, and sub-plans for purposes of complying with applicable local laws and regulations, which may be applicable to specified Grants and/or to specified Participants, as it deems appropriate in its discretion to comply with applicable local laws and regulations, and to otherwise take into account the effects of, and deal appropriately with, local laws, regulations and practices; provided, that none of the foregoing shall alter the rules regarding the shares available under the Plan set forth in Section 5, eligibility for Grants as set forth in Section 6, and the requirement that the per-share exercise price of Options and Stock Appreciation Rights generally be not less than 100% of the Fair Market Value on the date of grant set forth in Sections 7(b) and 8(c).

(c) The Board or the Committee may unilaterally modify the terms of any outstanding Grant; provided, that no such modification may be made that would impair the rights of the Participant holding the Grant without his or her consent, except to the extent the modification is made to cause the Plan or Grant to comply with applicable laws or regulations, stock exchange rules or accounting rules.

(d) At any time before a Change in Control, the Board or the Committee may cancel any outstanding Grant and replace it with a new Grant having a reasonably equivalent value.

(e) Notwithstanding any other provision of this Plan, except as permitted by Section 16 or with the approval of stockholders, in no event may any Option or Stock Appreciation Right be modified by reducing its exercise price, or cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price.

23. Tax Withholding. Participants shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind (if any) that are required by applicable laws or regulations to be withheld with respect to Grants. Unless otherwise determined by the Company, or as may be otherwise required by applicable laws or regulations, any such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Grant that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements (to the extent applicable), and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

24. No Additional Rights.

(a) Neither the adoption of the Plan nor the granting of any Option or Restricted Stock shall:

(i) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

(ii) confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

(b) No Participant shall have any rights as a stockholder with respect to any shares covered by a Grant until the date a certificate for such shares has been issued to the Participant following the exercise of an Option or the receipt of Restricted Stock.

25. Securities Law Restrictions.

(a) No securities shall be issued under the Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal, state, local and foreign securities laws.

(b) The Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(c) Certificates for shares of Common Stock delivered under the Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to those restrictions.

(d) All transactions involving Grants and all transactions pursuant to the Plan are subject to Mattel’s Insider Trading Policy or any similar or successor policy.

26. Indemnification. To the maximum extent permitted by law, Mattel shall indemnify each member of the Committee and of the Board, as well as any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless Mattel consents in writing to the settlement.

27. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

To signify its adoption of the Plan, Mattel has caused its execution.

MATTEL, INC.,
a Delaware corporation

/s/ ALAN KAYE Alan Kaye Senior Vice President, Human Resources

Date:	March 31, 2005

ADMISSION TICKET

MATTEL, INC.

2005 Annual Meeting of Stockholders

Thursday, May 19, 2005

Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266

10:00 A.M., Los Angeles time (registration will begin at 9:00 A.M., Los Angeles time)

STOCKHOLDER NAME(S):
(PLEASE PRINT)

STOCKHOLDER ADDRESS:
(PLEASE PRINT)

IMPORTANT: You must bring this Admission Ticket with you in order to be admitted to the Annual Meeting. You must also bring with you all of the items that are required pursuant to Mattel’s admission policy for the Annual Meeting. Mattel’s admission policy is printed below and on the reverse side of this Admission Ticket. Also, please note that you may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

ADMISSION POLICY FOR THE ANNUAL MEETING

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 23, 2005, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 23, 2005. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 23, 2005, please call Mattel’s transfer agent, EquiServe Trust Company, N.A., at 1-888-909-9922.

(continued on reverse)

If you were a record holder of Mattel common stock as of the close of business on March 23, 2005, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	the Admission Ticket enclosed with this Proxy Statement.

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 23, 2005.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 23, 2005, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	the Admission Ticket enclosed with this Proxy Statement, and

•	proof that you owned shares of Mattel common stock as of the close of business on March 23, 2005.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 23, 2005, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 23, 2005.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 23, 2005, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•	If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 23, 2005, or (2) a brokerage account statement as of a date after March 23, 2005 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 23, 2005.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 23, 2005, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 23, 2005, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•	If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 23, 2005, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 23, 2005, in the form of (1) an original or a copy of the voting information form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 23, 2005.

MATTEL, INC.

NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of Mattel, Inc. will be held on Thursday, May 19, 2005, at 10:00 A.M. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266. The following items of business are to be considered and acted on at the Annual Meeting:

1.	Election of ten directors.
2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2005.
3.	Approval of the Mattel, Inc. 2005 Equity Compensation Plan.
4.	A stockholder proposal regarding “golden parachute vote provision.”
5.	A stockholder proposal regarding certain reports by the Board of Directors.
6.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Each of the above items of business is described in more detail in the Proxy Statement accompanying this Notice. The Board of Directors recommends a vote FOR each of the ten nominees for director named in the accompanying Proxy Statement, a vote FOR the proposals described above in items 2 and 3 and a vote AGAINST the proposals described above in items 4 and 5.

If you were a holder of record of Mattel common stock at the close of business on March 23, 2005, you are entitled to notice of and to vote at the Annual Meeting.

A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel’s offices at 333 Continental Boulevard, El Segundo, California 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Manhattan Beach Marriott is accessible to those who require special assistance. If you require special assistance, please call the Marriott at (310) 546-7511.

By Order of the Board of Directors

Robert Normile, Secretary

El Segundo, California, April 13, 2005

DETACH HERE

PROXY

MATTEL, INC.

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Robert A. Eckert, Robert Normile and John L. Vogelstein, and each of them, as proxies with full power of substitution, to vote as designated on the reverse side, and in their discretion, on matters properly brought before the Annual Meeting of Stockholders to be held on May 19, 2005 and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of Mattel, Inc. which the undersigned has the power to vote at the Annual Meeting or any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

NOMINEES FOR DIRECTOR: (01) Eugene P. Beard, (02) Michael J. Dolan, (03) Robert A. Eckert, (04) Tully M. Friedman, (05) Dr. Andrea L. Rich, (06) Ronald L. Sargent, (07) Christopher A. Sinclair, (08) G. Craig Sullivan, (09) John L. Vogelstein and (10) Kathy Brittain White.

If any such nominees should be unavailable, the persons named as proxies herein may vote for substitute nominees at their discretion. If no direction to the contrary is indicated, this Proxy will be voted as follows:

FOR the election of all nominees for director listed above;

FOR the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2005;

FOR the approval of the Mattel, Inc. 2005 Equity Compensation Plan;

AGAINST the stockholder proposal regarding golden parachute vote provision; and

AGAINST the stockholder proposal regarding certain reports by the Board of Directors.

Unless a contrary direction is indicated, this Proxy will grant the persons named as proxies herein discretionary authority to cumulate votes in connection with the election of directors.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MATTEL, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

The EquiServe Vote-by-Telephone and Vote-by-Internet systems can be accessed

24-hours a day, seven days a week up until the day prior to the meeting.

Your vote is important. Please vote immediately.

Vote-by-lnternet	OR	Vote-by-Telephone

1. Log on to the Internet and go to http://www.eproxyvote.com/mat		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Follow the easy steps outlined on the secured website.		2. Follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3

AND AGAINST PROPOSALS 4 AND 5

				FOR	AGAINST	ABSTAIN

1. Election of Directors. (Named on reverse).			2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐

FOR ALL NOMINEES	☐ ☐	WITHHOLD FROM ALL NOMINEES	3. Approval of the Mattel, Inc. 2005 Equity Compensation Plan.	☐	☐	☐

☐ (Withhold votes from nominees or vote cumulatively as indicated on the above line.)			4. Stockholder proposal regarding golden parachute vote provision.	☐	☐	☐

			5. Stockholder proposal regarding certain reports by the Board of Directors.	☐	☐	☐

IN ADDITION, THE PERSONS NAMED AS PROXIES HEREIN SHALL HAVE AUTHORITY TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSES OF SOLICITING ADDITIONAL PROXIES FOR OR AGAINST A GIVEN PROPOSAL.

Mark here for address change and note at left	☐

Mark here if you plan to attend the meeting	☐

Signature:	Date:	Signature:	Date:

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.